SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

/X/Preliminary Information Statement
/ /Confidential,for use of the Commission only (as permitted by Rule 14c-5(d)(2) / /Definitive Information Statement

                              VALLEY SYSTEMS, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.
/X/ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock; Series C Preferred Stock

2) Aggregate number of securities to which transaction applies: 7,906,617 shares of Common Stock; 55,000 shares of Series C Preferred Stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $29,800,771 consideration received for sale of assets

4)   Proposed maximum aggregate value of transaction: $29,800,771

5)   Total Fee Paid:  $5,960.15

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:  N/A

2)   Form, Schedule or Registration Statement No.:  N/A

3)   Filing Party:  N/A

4)   Date Filed:  N/A

                                PRELIMINARY COPY
                              INFORMATION STATEMENT

                              VALLEY SYSTEMS, INC.
                            11580 Lafayette Drive, NW
                            Canal Fulton, Ohio 44614


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         This Information Statement is furnished by the Board of Directors of Valley Systems, Inc., a Delaware corporation ("Valley"), to the holders of record at the close of business on November, 23, 1998 (the "Consent Record Date") of Valley's outstanding Common Stock, par value $.01 per share (the "Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purpose of this Information Statement is to inform Valley's stockholders of certain action that has been taken by Valley pursuant to approval of its Board of Directors and by the written consent of the holders of a majority of the outstanding shares of Common Stock and Series C Preferred Stock of Valley, voting together as a single class. This Information Statement is being mailed on or about December 14, 1998 to the stockholders of record of Valley as of the Consent Record Date.

         As described in more detail in this Information Statement, the proposed actions involve (1) the sale (the "Sale") of substantially all of the assets of Valley and of its wholly-owned subsidiary, Valley Systems of Ohio, Inc., an Ohio corporation (the "Subsidiary") (Valley and the Subsidiary are hereinafter collectively referred to as the "Company"), to HydroChem Industrial Services, Inc. ("HydroChem"), a Delaware corporation, (2) the approval of a Plan of Liquidation and Dissolution (the "Plan") for the Company, and (3) the approval of an amendment (the "Amendment") to Valley's Certificate of Incorporation to change Valley's name to VSI Liquidation Corp. if the Sale is consummated. The Board of Directors believes that the Sale and the Plan are fair to the Company's stockholders. The Sale, the Plan and the Amendment are described in more detail below under the captions "THE SALE", "PLAN OF LIQUIDATION AND DISSOLUTION" and "AMENDMENT TO CERTIFICATE OF INCORPORATION OF VALLEY SYSTEMS, INC."

         The Company is not seeking the consent, authorization or proxy of its stockholders with respect to approval of the Sale or the Plan. Pursuant to the Company's Certificate of Incorporation, there are 12 million shares of Common Stock and 2 million shares of Preferred Stock authorized for issuance. As of the Consent Record Date, the Company had outstanding 7,906,617 shares of Common

Stock and 55,000 shares of Series C Preferred Stock. The Common Stock and the Series C Preferred Stock are the only outstanding classes of the Company's authorized securities.

         The Sale and the Plan are each subject to the approval of a majority of the shares of Common Stock and a majority of the shares of Series C Preferred Stock, voting together as a single class. Each share of Common Stock and Series C Preferred Stock will have one vote. The Sale was approved by the Board of Directors on September 8, 1998 and the Plan was approved by the Board of Directors on December 11, 1998. The Sale and the Plan were each approved by the written consent of Rollins Investment Fund, the holder of a majority of the outstanding shares of Common Stock, and Rollins Holding Company, Inc., the holder of all of the outstanding shares of Series C Preferred Stock, on December 11, 1998. This Information Statement serves as notice of such approval to the Company's stockholders pursuant to Delaware General Corporation Law ss. 228.

         This Information Statement is accompanied by a copy of the Company's Form 10-K, as amended, for the fiscal year ended June 30, 1998, filed with the Securities and Exchange Commission ("SEC") on September 28, 1998, and a copy of the Company's Form 10-Q for the quarter ended September 30, 1998, filed with the SEC on October 29, 1998.

         The date of this Information Statement is December 14, 1998.

                           FORWARD-LOOKING INFORMATION

         Statements contained in this Information Statement that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company, through its senior management, from time to time makes forward-looking public statements concerning expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of significant risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, the Company's incurring expenses in connection with its winding up, liquidation and dissolution which are greater than those anticipated, changes in the regulation of the industrial cleaning industry at either or both of the federal and state levels, competitive pressures in the industrial cleaning industry and the Company's response thereto, the general conditions in the economy and capital markets, and other factors which may be identified from time to time in the Company's SEC filings and in other public announcements of the Company.


                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

         The following table sets forth certain information as of November 15, 1998 with respect to the beneficial ownership of the Common Stock and Preferred Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of each class. In addition, this table includes the outstanding voting securities beneficially owned by the executive officers and Directors and the number of shares owned by Directors and executive officers as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.


Name and Address of                      Position                  Number of Shares          Percentage of
 Beneficial Owner                                                  Beneficially Owned        Class Owned

COMMON STOCK:
Rollins Investment Fund(1)               Stockholder                  8,003,945 (2)(3)
                                                                                                75.3%
R. Randall Rollins (1)                   Stockholder                  8,003,945 (2)(3)          75.3%
Gary W. Rollins(1)                       Stockholder                  8,003,945 (2)(3)          75.3%
Ed Strickland(4) (8)                     President/CEO                  192,000                  1.8
                                                                                                    %
Dennis D. Sheets (4) (9)                 Vice President/CFO              60,000                 --(5)
Joe M. Young(1) (6) (10)                 Director                        24,000
                                                                                                --(5)
Allen O. Kinzer(4) (11)                  Director                        17,800                 --(5)
All officers and directors as a                                       8,287,745 (2)(3)(6)       78.1%
      group (4 persons)

SERIES C PREFERRED STOCK:
Rollins Holding Company, Inc.(1)(7)      Stockholder                     55,000                100.0%


(1) Addresses are c/o Rollins Investment Fund, P.O. Box 647, Atlanta, Georgia 30301.

(2)  Includes  2,314,000  shares  that  are  subject  to  outstanding   warrants
     currently exercisable by Rollins Investment Fund (RIF).

(3) RIF beneficially owns an aggregate 8,003,945 shares (including the 2,314,000 shares subject to outstanding warrants currently exercisable by
     RIF) of the Company's Common Stock with respect to which RIF has sole voting and dispositive power. Given his respective interest in RIF as a general manager thereof, as co-executor of the Estate of O. Wayne Rollins (the "Estate") (with the power to control the Estate in its entirety), and as sole trustee of five trusts of which his five children are beneficiaries, R. Randall Rollins has shared voting and dispositive power with respect to the entire 8,003,945 shares held by RIF. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate (with the power to control the Estate in its entirety), and as sole trustee of four trusts of which his four children are beneficiaries, Gary W. Rollins has shared voting and dispositive power with respect to the entire 8,003,945 shares held by RIF. Given each individual's ability to influence the disposition of all of RIF's holdings, they have deemed it appropriate to report beneficial ownership on a shared basis for the entire number of shares held by RIF.

(4) Addresses are c/o Valley Systems, Inc., P.O. Box 603, Canal Fulton, Ohio 44614.

(5)  Owns less than 1% of the Company's Common Stock.

(6) Joe M. Young, a director of the Company, is General Manager of RIF and was appointed to the Board of Directors of the Company pursuant to a right guaranteed to RIF in connection with its purchase of Common Stock of the Company in December 1991. Mr. Young disclaims beneficial ownership of the shares held by RIF, although due to his affiliation with RIF, and RIF's right to name a director of the Company, those shares are included in the total reported for all officers and directors as a group.

(7)  Rollins Holding Company, Inc. is an affiliate of RIF.

(8) Includes 80,000 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this Information Statement. Excludes 20,000 shares subject to options which are not presently exercisable and will not become exercisable within 60 days after the date of this Information Statement.

(9) Includes 20,000 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this Information Statement. Excludes 5,000 shares subject to options which are not presently exercisable and will not become exercisable within 60 days after the date of this Information Statement.

(10) Includes 24,000 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this Information Statement. Excludes 6,000 shares subject to options which are not presently exercisable and will not become exercisable within 60 days after the date of this Information Statement.

(11) Includes 16,000 shares subject to options which are presently exercisable or will become exercisable within 60 days after the date of this Information Statement. Excludes 4,000 shares subject to options which are not presently exercisable and will not become exercisable within 60 days after the date of this Information Statement.

                             SELECTED FINANCIAL DATA


         Dollars in thousands, except per share data. Information is presented as of or for years ended June 30, as appropriate,

                                               1998         1997          1996           1995           1994
                                             ---------    ---------     ----------     ----------     --------
Sales                                     $    24,431  $    23,088   $     21,875   $     24,231   $   27,494
Gross profit                                    9,040        8,559          6,853          8,562        6,291
Selling,   general  and   administrative        7,145        7,268          7,254          7,155        8,830
   expenses
Litigation settlements and related fees             -        (752)              -              -        1,351
Restructuring charges                               -            -              -              -        3,548
Interest expense                                  593          592            572            895        1,506
Net income (loss)                               1,302        1,451          (973)            512      (8,539)
Earnings (loss) per common share:  basic         0.12         0.13         (0.16)           0.02       (1.31)
   and diluted
Total assets                                   15,934       14,568         15,123         15,704       19,740
Total long-term debt                            7,585        7,235          7,021          5,858       10,194
Book value per common share               $       .68  $       .56   $        .48   $        .64   $    (.03)
Ratio of earnings to fixed charges               3.20         3.45              *              *            *


*This information is not required to be included herein.

                 MARKET AND MARKET PRICE FOR VALLEY COMMON STOCK

         Valley Common Stock is listed under the symbol VALE on The Nasdaq SmallCap Market. Set forth below are the high and low reported sales prices per share of Valley Common Stock on The Nasdaq SmallCap Market on (i) September 8, 1998, the last business date preceding the announcement of the signing of an agreement between the Company and HydroChem, and (ii) November 30, 1998, the most recent practicable date such information could be obtained:

                                                      Per Share of
                                                   Valley Common Stock
Date                                       High                      Low
September 8, 1998.........................$31/32                     $31/32
November 30, 1998.........................$2 3/16                    $1 3/4


         The following table sets forth certain information as to the high and low reported sale prices per share of Valley Common Stock for the periods indicated. The prices for Valley Common Stock are as reported on The Nasdaq SmallCap Market. Valley has never paid dividends on its capital stock. Valley's credit agreements include provisions which restrict the payment of such dividends.

                                                    Per Share of
                                                 Valley  Common Stock

Quarter Ended                          High                              Low
9/30/96                                $ 1 9/16                       $  5/8
12/31/96............................   $ 1 7/16                       $ 15/16
3/31/97.............................   $ 1 9/16                       $ 15/16
6/30/97.............................   $ 1 11/6                       $ 7/8

9/30/97.............................   $ 13/4                         $ 1 15/32
12/31/97............................   $ 13/4                         $  3/4
3/31/98.............................   $ 1 3/16                       $  7/8
6/30/98.............................   $ 11/2                         $ 15/16
9/30/98............................    $ 2 11/16                      $ 15/16
12/31/98 (through November 30, 1998)   $ 2 3/16                       $ 1 3/4

         As of the Consent Record Date, there were approximately 222 record holders of Valley Common Stock, including depository companies which hold shares for certain beneficial owners.

                            COMMON STOCK REPURCHASES

         Since July 1, 1996, Valley has repurchased 500,000 shares of its Common Stock on the open market. The purchase prices paid by Valley for the securities purchased ranged from $1.00 per share to $1.25 per share. All such purchases were made during the fiscal year ended June 30, 1997, and the average purchase price paid for such shares of Common Stock during each quarterly period beginning on or after July 1, 1996 during which such purchases were made is set forth below:

Quarter Ended                    Average Purchase Price
9/30/96............................  $1.078
12/31/96...........................  $1.146
3/31/97............................  $1.151
6/30/97............................  $1.051


                                    THE SALE

General

         On September 8, 1998, the Company entered into an Asset Purchase Agreement with HydroChem. This Asset Purchase Agreement was amended and restated on December 11, 1998 (the "Agreement"). Pursuant to the Agreement, HydroChem has agreed to purchase substantially all of the Company's assets and assume substantially all of the Company's outstanding liabilities. A copy of the Agreement is attached to this Information Statement as Appendix A. The stated purchase price to be paid by HydroChem is approximately $29.8 million, with $25.8 million payable in cash at the closing (the "Closing") and the remaining $4 million to be deposited into escrow and held pursuant to an Escrow Agreement (the "Escrow Agreement"). A copy of the Escrow Agreement is attached to this Information Statement as Appendix B. In the event that the net assets reflected on the Company's balance sheet at Closing are greater or less than $5,353,593 (which was the amount of net assets at June 30, 1998), any excess or deficiency shall be paid to the Company (in the case of an excess) or to HydroChem (in the case of a deficiency) as an adjustment to the purchase price. See "THE ASSET PURCHASE AGREEMENT - Purchase Price Adjustment."

         As of October 31, 1998, the Company's net assets were $6,503,224.

The Escrow Agreement

         Prior to the Closing, the Company and HydroChem will enter into the Escrow Agreement, pursuant to which HydroChem will, at the Closing, deposit $4 million into an escrow account. The escrowed funds held pursuant to the Escrow Agreement will secure HydroChem's rights to indemnification under the Agreement, including indemnification with respect to certain potential environmental expenses and remediation cost and the collectibility of certain accounts receivable the collectibility of which are guaranteed by the Company. At such time as the Company delivers to HydroChem a certificate to the effect that the Company has completed environmental remediation as required by the Agreement (if any), an amount equal to $1 million, less the sum of (i) the aggregate cost of such environmental remediation and (ii) the aggregate amount of other claims of HydroChem subject to indemnification under the Agreement in excess of $3 million, shall be released to the Company from escrow. If (i) and (ii) above exceed $1 million, HydroChem will have the right to exclude any one or more of the Company's facilities from the assets acquired so that the aggregate estimated cost of remedying the problems at the Company's remaining facilities shall be as close to $1 million as practicable without exceeding $1 million. In addition, provided that any disputes existing on each of the first and second anniversaries of the Agreement, respectively, do not exceed specified amounts, then an additional $1 million of the escrowed funds will be released following each such anniversary, reduced in each instance by payments previously made in satisfaction of the Company's indemnification obligation. If there are no claims by HydroChem against all or a portion of the escrowed funds on the third anniversary of the Agreement, then the remaining escrowed funds will be released to the Company. To the extent disputed claims do exist, an amount equal to the disputed amount will continue to be held in escrow until the claim is fully resolved. The escrowed funds will be HydroChem's sole recourse in connection with claims (other than fraud) under the Agreement.

Estimated Expenses; Distribution of Sale Proceeds

         The Company currently estimates that expenses of effecting the transaction and liquidating the Company over the next several years, including legal and accounting fees, income taxes (net of net operating loss carryforwards), and liabilities not assumed by HydroChem, will be approximately $3.8 million. As a result, the Company anticipates there will be approximately $22.0 million (exclusive of escrowed funds) available following payment of such expenses and liabilities. Of this amount, approximately $380,000 is expected to be utilized to redeem outstanding employee stock options. Each stock option will be redeemed at a price the Board estimates to be the fair market value of one share of Common Stock less the exercise price of the option. As of the Consent Record Date, options to purchase 377,280 shares were outstanding, at a weighted average exercise price of $1.50 per share. All such options, vested and unvested, are expected to be redeemed. In addition, certain officers, directors and employees will receive a retention bonus, estimated to be approximately $190,000. Also, in addition, approximately $5.5 million will be paid to the Company's sole preferred stockholder, Rollins Holding Company, Inc. to repurchase all of the Company's outstanding preferred stock. This amount is equal to the aggregate liquidation preference of the Company's outstanding preferred stock plus accrued, unpaid dividends thereon (assuming a Closing date of January 4, 1999). Rollins Holding Company, Inc. is an affiliate of Rollins Investment Fund, the Company's largest common stockholder, and of Joe Young, a Director of the Company. The remaining funds, anticipated to be approximately

$16.8 million (which includes approximately $1.0 million of first quarter income earned), will be distributed to the Company's common stockholders as soon after the Closing as is practicable. Based on 7,906,617 shares of Common Stock outstanding on the Consent Record Date, the initial amount to be distributed to shareholders is expected to be approximately $2.13 per share. Because of the duration of the Escrow Agreement, the Company will not dissolve formally until all escrowed funds have either been released to the Company or paid to HydroChem. As a result, the Company expects to maintain its corporate existence for at least three years following the Closing of the transaction. As escrowed funds, if any, are released to the Company, they will be utilized to pay any unpaid expenses, with the remainder to be distributed to the common stockholders. After all escrowed funds have been released and distributed, the Company will dissolve and cease its corporate existence. See "PLAN OF LIQUIDATION AND DISSOLUTION."


                                 SPECIAL FACTORS

Principal Reasons for the Sale

         The Board of Directors of the Company has unanimously approved the sale of substantially all of the assets of the Company and unanimously recommended the proposed sale transaction with HydroChem to the Company's stockholders for their approval as required under the Exchange Act.

         The Board's conclusion to approve the Sale was based on the collective, subjective judgments of its individual members. The Board of Directors has considered the terms and conditions of the Agreement and the Escrow Agreement and has determined that the Agreement and the Escrow Agreement are fair to, and in the best interest of, the Company and its stockholders. The Board's
determination   of  fairness  is  a  subjective   and  not  solely  an  economic
determination. In making their respective determinations, which determinations were the product of the business judgment of the respective members thereof, exercised in light of their fiduciary duties to the Company and the stockholders of the Company, the Board of Directors reviewed and considered information and documentation relating to the Agreement and the Escrow Agreement and considered the following additional factors, each of which influenced the Board to approve the Sale: (i) the recent delisting of the Company's Common Stock from The Nasdaq National Market and its subsequent listing on The Nasdaq SmallCap Market, (ii) the recent trading price of the Company's Common Stock on The Nasdaq SmallCap Market, (iii) the Board's belief that the Sale maximizes the per share price obtainable by the Company's common stockholders, given the Company's recent financial performance and the Board's expectations that, given reasonably expected revenue growth, it would take the Company approximately five years to reach price to earnings ratio levels comparable to those expected to be obtained in the Sale, and (iv) that the purchase price to be received by the Company in the Sale exceeds the purchase price discussed with another interested third party. The Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making their determination. No additional factors were considered by the Board, nor did the Company retain the services of a financial advisor or any third party to evaluate the terms of the proposed transaction, and no formal analysis with respect to the value of the assets to be sold was performed.

History of the Sale

         In November 1997, Joe Young, a Director of the Company and an officer of Rollins Investment Fund, the Company's largest common stockholder, received a telephone call from Mr. Pelham H. A. Smith, Vice President of Corporate Development for HydroChem. Mr. Smith asked Mr. Young whether or not the Company might have an interest in being acquired by HydroChem. Mr. Young told Mr. Smith that the Company had no interest in such a transaction at that time. Between January 1998 and March 17, 1998, Mr. Smith called Mr. Young several times to determine whether or not the Company's position had changed. In view of the Company's Common Stock trading price during the first three months of 1998 and the Company's being delisted from The Nasdaq National Market and its subsequent listing on The Nasdaq SmallCap Market, Mr. Young and Rollins Investment Fund determined that a transaction such as that proposed by HydroChem could be in the best interests of the Company and its stockholders. As a result, on March 17, 1998, Mr. Young informed Mr. Smith of the Company's potential interest in such a transaction and forwarded certain limited information regarding the Company to HydroChem. Between March 18, 1998 and April 29, 1998, Mr. Young and Mr. Smith had several additional discussions and Mr. Young provided additional information regarding the Company to Mr. Smith. On April 29, 1998, Mr. Young sent a memo to Mr. Smith informing him that due to unavailability of the principals of Rollins Investment Fund, he would be unable to have further discussions with Mr. Smith regarding the proposed transaction prior to May 18, 1998. On May 27, 1998, Rollins Investment Fund authorized Mr. Young to proceed with negotiations with HydroChem. On June 10, 1998, both parties entered into confidentiality agreements with respect to information disclosed in performing due diligence. On each of July 13 and 29, 1998, Mr. Young forwarded additional limited Company due diligence materials to Mr. Smith. On August 13, 1998, Mr. Young, Mr. Smith, Ed Strickland, President and Chief Executive Officer of the Company, and B. Tom Carter, Jr., Chairman and Chief Executive Officer of HydroChem, met in Atlanta to discuss the Sale. On August 25, 1998, Mr. Young, Mr. Smith, Mr. Carter and their respective attorneys met in Atlanta to negotiate the Sale. During the approximately two-week period following August 25, several conference calls were held among the above referenced parties to finalize the Sale negotiations. The purchase price was negotiated extensively throughout the entire negotiating process, and the Board believes that the price obtained is fair to the Company's stockholders. On September 8, 1998, the Board of Directors of the Company, by unanimous consent, approved the Sale, and the original form of the Agreement. On December 11, 1998, the Board of Directors of the Company approved certain amendments to the original form of the Agreement adding the Subsidiary as a party to the Agreement and pertaining to the liquidation of the Company, certain employee benefit plan issues, a change in the date of the Closing, the exclusion from the assets acquired of prepaid expenses of the Company, the assumption of all liabilities and obligations of the Company incurred in the ordinary course of business on or after January 1, 1999 through the Closing and the change in the date by which the Agreement would terminate if the Closing had not been consummated, among other things.

         The Company did not consider mergers, acquisitions or joint ventures with other third parties in the industrial cleaning industry due to the Company's belief that it could not obtain terms more favorable than those of the Sale, coupled with the Board's concern that if it became publicly known that the Company was for sale, the Company's competitors might successfully hire a large number of the Company's key employees.

Interests of Certain Persons in the Sale

         Stockholders of the Company should be aware that certain members of the management of the Company and its Board of Directors have certain interests in the Sale in addition to the interests of stockholders generally. Joe M. Young, presently a director of the Company, is General Manager of Rollins Investment Fund, the Company's largest common stockholder, and was appointed to the Board of Directors of the Company pursuant to a right guaranteed to Rollins Investment Fund in connection with its purchase of Common Stock of the Company in December 1991. Approximately $8.3 million dollars of debt of the Company is currently guaranteed by Rollins Investment Fund. At the Closing, HydroChem will repay or assume this $8.3 million and Rollins Investment Fund will be released from its guaranty. Ed Strickland, President and Chief Executive Officer of the Company since October 1993, is an officer of LOR, Inc., which is owned by affiliates of Rollins Investment Fund.

         Rollins Holding Company, Inc., an affiliate of Rollins Investment Fund and Mr. Young, are the holders of all of the outstanding shares of the Company's Series C Preferred Stock. Following the Closing, the Series C Preferred Stock held by Rollins Holding Company, Inc. will receive a liquidating distribution from the Company of approximately $5.5 million dollars, plus unpaid, accrued dividends, estimated to be approximately $8,500, assuming a Closing Date of January 5, 1999.

         Also, executive officers and directors of the Company listed below have options to purchase an aggregate of 175,000 shares of the Company's Common Stock which are expected to be redeemed at a price of $2.50 per option share less the exercise price thereof ($1.50 per share in each instance) in connection with the consummation of the transactions contemplated by the Agreement, as follows: Ed Strickland, President and Chief Executive Officer, 100,000 shares, Dennis D. Sheets, Vice President and Chief Financial Officer, 25,000 shares, Joe M. Young, Director, 30,000 shares, Allen O. Kinzer, Director, 20,000 shares. In addition, it is anticipated that each of such individuals will receive retention bonuses following the Closing in the following respective amounts: Mr. Strickland, $50,000, Mr. Sheets, $12,500 Mr. Young, $15,000, and Mr. Kinzer, $10,000.

         Finally, all executive officers of the Company have been offered employment with HydroChem, except Mr. Ed Strickland.

Stockholder Approval

         The Company is a Delaware corporation. The Company believes that the Sale constitutes a sale of substantially all of the assets of the Company under Delaware law and therefore requires stockholder approval by the affirmative vote of a majority of the votes cast by the Company's Common stockholders and Series C Preferred stockholders, voting together as a group, with each share of Common Stock and Series C Preferred Stock having one vote. As of the Consent Record Date, Rollins Investment Fund owned approximately 76% of the outstanding Common

Stock of the Company and Rollins Holding Company, Inc. owned all of the Company's outstanding Series C Preferred Stock. On December 11, 1998, each of Rollins Investment Fund and Rollins Holding Company, Inc. signed a written consent voting their shares to approve the Sale in accordance with the Agreement. These votes, by themselves, are sufficient to achieve stockholder approval of the Sale. Since stockholder approval has been obtained by written consent rather than at a meeting of the stockholders of the Company, under the rules of the Exchange Act, such approval will not be effective until 20 calendar days from the date of this Information Statement.

No Rights of Dissenting Stockholders

         Under Delaware law, dissenting stockholders will not have any rights of appraisal upon the approval or consummation of the transaction.

Accounting Treatment

         In accordance with generally accepted accounting principles, any gain or loss on the sale will be recognized as of the date the Sale is closed.

Regulatory Requirements

         Under the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission ("FTC"), certain transactions, including the sale of assets, may not be consummated unless certain filing and waiting period requirements have been satisfied. On October 6, 1998, the Company and HydroChem filed applicable documents with the FTC and requested early termination of the waiting period. The request for early termination was granted on October 19, 1998. Notwithstanding such termination, at any time before or after the Closing, the FTC, the Department of Justice or others could take action under the antitrust laws with respect to the Sale, including seeking to enjoin the consummation of the Sale or seeking the divestiture by HydroChem of all or any part of the assets acquired.

Certain Federal Income Tax Considerations

         The following describes the material federal income tax consequences of the proposed Sale to the Company and to its stockholders. It does not attempt to provide tax advice to any particular stockholder. It does not address state or local tax consequences nor does it address tax consequences to specialized types of stockholders such as foreign investors or tax-exempt stockholders. Each stockholder is urged to discuss the tax consequences of the proposed transaction with his or her own tax advisor.

         Tax consequences at the corporate level. On the sale of the assets of the Company, the consolidated group of corporations of which Valley is common parent (the "Group") generally will recognize gain for federal income tax purposes to the extent that the amount realized on such sale of assets exceeds the Group's basis in any assets being sold. Net operating loss carryforwards of the Group will be used to offset a portion of such gain.

         Tax consequences at the stockholder level. Under current tax law, the Sale will not have any federal income tax consequences to the stockholders of the Company; however, the subsequent liquidation of the Company under the Plan will have such consequences. See "Plan of Liquidation and Dissolution - Federal Income Tax Consequences of any Liquidating Distributions to Stockholders."

Delisting from The Nasdaq SmallCap Market

         Following the Closing, the Company anticipates that it will be delisted from The Nasdaq SmallCap Market. Following such delisting, there will be no trading market for the Company's Common Stock. As a result, stockholders may be unable to buy or sell shares of the Company's Common Stock and may be required to maintain their investment in the Company until it has been dissolved.

Reporting obligations under the Securities Exchange Act of 1934, as amended

         Following the Closing, the Company will continue to remain subject to the reporting requirements of the Exchange Act. Although the Company intends to request reporting relief from the SEC with respect to certain of its reporting obligations, there is no guarantee that such reporting relief will be granted. If such relief is not granted, and if the Company is required to continue to make all required filings under the Exchange Act following the Closing, then the expenses of such reporting compliance will reduce the funds otherwise available for distribution to the Company's stockholders following the Closing.


                          THE ASSET PURCHASE AGREEMENT

         The following is a brief summary of the material provisions of the Agreement. Such summary is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Information Statement as Appendix A.

Assets to be Sold and Liabilities to be Assumed

         The assets to be sold by the Company to HydroChem pursuant to the Agreement ("Assets") constitute substantially all of the assets of Valley and Subsidiary of every kind, nature and description (wherever located), as the same shall exist on the Closing date ("Closing Date"), except as specifically excluded. The assets to be acquired under the Agreement include the following except as specifically excluded: (i) all real property, interests in real property (including, without limitation, leases), and structures and improvements located on real property, and all the easements and uses which benefit any such real property; (ii) all notes and accounts receivable; (iii) all machinery, inventories, inventories of parts, computers, furniture, furnishings, fixtures, office supplies and equipment, automobiles, trucks, vehicles, returnable containers, tools and parts, and work in process; (iv) all technology, know-how, designs, devices, processes, methods, inventions, drawings, schematics, specifications, standards, trade secrets and other proprietary information, and all patents and applications therefor and all trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations, the applications therefor and the licenses thereto, together with the goodwill and the business appurtenant thereto; (v) all drawings, blueprints, specifications, designs and data of the Company (including drawings, blueprints, specifications, designs and data of the Company used by or in the possession of any third party); (vi) all catalogues, brochures, sales literature, promotional material and other selling material of the Company; (vii) all books and records and all files, documents, papers, agreements, books of account and other records pertaining to the assets or to the business of the Company which are located at the offices, plants, warehouses or other locations used in connection with the assets; (viii) all rights, title and interest of the Company under all contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments HydroChem will assume pursuant to the Agreement; (ix) all laboratory equipment (including laboratory notes and supplies) and chemical inventories;
(x) all lists of past, present and qualified prospective customers of the business of the Company; (xi) all goodwill relating to the business of the Company as a going concern, together with the right to represent oneself to third parties as the new owner of such business; (xii) all governmental and product licenses and permits, approvals, license and permit applications and license and permit amendment applications; (xiii) all claims against third parties, whether or not asserted and whether now existing or hereafter arising, related to the business of the Company or the assets (including, without limitation, all claims based on any indemnities or warranties in favor of the Company relating to any of the assets); (xiv) all other assets and rights of every kind and nature, real or personal, tangible or intangible, of the Company;
(xv) all cash on hand, including bank accounts (other than the purchase price depository account) and temporary cash investments; (xvi) all claims for refunds of taxes and other governmental charges for periods ending on or prior to the Closing Date; and (xvii) all safe deposit boxes and lockboxes, as well as the contents thereof.

         The specifically excluded assets include: (i) claims or rights against third parties relating to liabilities or obligations not expressly assumed by HydroChem; (ii) rights under insurance policies, including rights to any cancellation value on the Closing Date, except that the Company shall assign, to the extent such assignment is enforceable, to HydroChem rights under policies (or make the proceeds available) with respect to claims arising out of transactions prior to the Closing Date which HydroChem shall have agreed to assume pursuant to the Agreement; (iii) the Company stock books, minute books and other corporate and financial books and records (but the Company shall, upon request by HydroChem and, after Closing, at HydroChem's expense, provide copies of such financial books and records to HydroChem); (iv) all shares of capital stock of the Subsidiary; (v) funds held in respect of the Company's 401(k) plan; and (vi) any pre-paid expenses of the Company incurred in connection with the negotiation, preparation, execution or performance of the Agreement or the transactions contemplated by the Agreement.

         Substantially all liabilities of the Company will be assumed by HydroChem ("Assumed Liabilities"). The Assumed Liabilities are: (i) those liabilities or obligations of the Company which are listed on the balance sheet included in the Company's financial statements dated June 30, 1998 and included in its Form 10-K for the fiscal year ended June 30, 1998, such balance sheet to be updated to the Closing Date; (ii) those liabilities and obligations of the Company which arise under the terms of a contract, agreement, license, lease, sales order, purchase order or other commitments which are listed on a disclosure schedule to the Agreement or are not required by the terms of the Agreement to be so listed; and (iii) all liabilities and obligations of the Company, whether or not incurred in the ordinary course of business, which are incurred on or after January 1, 1999 through the Closing Date.

         The Assumed Liabilities do not include any liability or obligation of the Company: (i) under any employee benefit plan of the Company other than any accrued liabilities specifically assumed by HydroChem pursuant to the Agreement;
(ii) with respect to any sales, use or excise taxes, income taxes, taxes based on or measured by income or franchise taxes attributable to periods or events prior to or ending on the Closing Date or any sales, use or excise taxes, income taxes, or any other taxes, legal, accounting, brokerage, finder's fees, or other expenses of whatsoever kind or nature incurred by the Company or any affiliate, stockholder, director, employee or officer of the Company as a result of the consummation of the transactions contemplated by the Agreement (other than such taxes, fees and expenses which are accrued in the ordinary course of business prior to Closing); (iii) arising out of any action, condition, suit or proceeding based upon an event occurring or a claim arising (a) prior to the Closing Date or (b) after the Closing Date in the case of claims in respect of products sold or services provided by the Company prior to the Closing Date and attributable to acts performed or omitted by the Company prior to the Closing Date; provided, however, that HydroChem shall assume any such liability or obligation to the extent it has been reserved against on the Company's June 30, 1998 balance sheet, updated to Closing; (iv) pursuant to existing loan agreements (other than payment obligations assumed pursuant to the Agreement), and all agreements executed in connection therewith; or (v) to any present or former stockholder, officer, director or employee of the Company (including, without limitation, for bonuses, fringe benefits, vacation or holiday pay, wages or severance pay, but excluding any accrued liabilities specifically assumed by HydroChem pursuant to the Agreement).

         The Closing of the Sale shall occur (i) at the office of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, at 10:00 a.m., local time, during the week of January 4, 1999 through January 8, 1999, with the parties intending to close on January 5, 1999, or (ii) at such other time and place or on such other date as the Company and HydroChem may mutually agree. Regardless of the actual Closing Date for accounting purposes, the Closing shall be deemed to have occurred as of 12:01 a.m. January 1, 1999.

Purchase Price Adjustment

         In the event that the net assets reflected on the Company's balance sheet at Closing are greater or less than $5,353,593 (which was the amount of net assets at June 30, 1998), any excess or deficiency shall be paid to the Company (in the case of an excess) or to HydroChem (in the case of a deficiency) as an adjustment to the purchase price. This purchase price adjustment will be made upon agreement between the Company and HydroChem with respect to the Company's balance sheet as of Closing. The Agreement provides that within 45 days following the Closing, the Company shall prepare and deliver to HydroChem the Closing balance sheet from the books and records of the Company in accordance with generally accepted accounting principles on a basis consistent with that used in the preparation of the balance sheet included in the financial statements of the Company dated June 30, 1998. HydroChem, with the reasonable assistance and cooperation of the Company, shall have 30 days to review the Closing balance sheet, and on or before the expiration of such 30-day period, HydroChem shall deliver to the Company a written statement accepting or objecting to the Closing balance sheet. In the event that HydroChem objects to the Closing balance sheet, such statement shall include a detailed itemization of HydroChem's objections and its reasons therefor, and if no statement is delivered by HydroChem to the Company within such 30-day period, HydroChem shall be deemed to have accepted the Closing balance sheet.

         After all of HydroChem's objections, if any, to the Closing balance sheet shall have been resolved, the amount of any excess or deficiency shall be paid to the Company (in the case of an excess) or HydroChem (in the case of a deficiency) by the other by wire transfer of immediately available United States funds within three business days of such resolution, receipt of HydroChem's written acceptance of the Closing balance sheet or expiration of HydroChem's 30-day period for objection to the Closing balance sheet.


Representations and Warranties of the Company

         The Agreement contains certain representations and warranties of the Company, including without limitation, representations and warranties with respect to (i) the Company's due organization, qualification, and corporate authority for the sale of the Assets; (ii) possession of all required material licenses, permits and other authorizations required by applicable laws or governmental regulations in connection with its business as now conducted; (iii) compliance with both the Company's certificate of incorporation and bylaws and applicable laws; (iv) the Company's good and marketable title to the Assets; (v) compliance with all real property leases of the Company; (vi) the Company's possession of rights with respect to registered trademarks, copyrights, and patents, and the absence of undisclosed claims or infringement with respect thereto; (vii) the absence of undisclosed liabilities; (viii) the identity and enforceability of and the Company's compliance with all contracts of the Company; (ix) the accuracy and completeness of the Company's financial statements for all periods required to be provided by the Agreement; (x) due payment of all taxes; (xi) the absence of undisclosed litigation involving the Company; (xii) that the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices; (xiii) the Company's insurance policies; (xiv) the absence of undisclosed adverse changes in the business relationships of the Company with any of its customers or suppliers; (xv) that all trade accounts receivable of the Company reflected on its June 30, 1998 balance sheet and all trade accounts receivable of the Company arising between June 30, 1998 and the Closing Date have arisen in the ordinary course of business and represent bona fide, undisputed indebtedness; (xvi) that the inventories and supplies of the Company reflected on the June 30, 1998 balance sheet of the Company, or acquired by the Company between June 30, 1998, and the date of the Agreement, are carried at not in excess of the lower of cost or fair market value, and do not include any inventory which is not usable or saleable in the ordinary course of business of the Company as presently conducted net of reserves; (xvii) compliance with laws regulating hazardous materials and other environmental laws; (xviii) the Company's conduct of the business in the ordinary course consistent with past practices since June 30, 1998; (xix) the absence of undisclosed obligations to pay finder's fees, brokerage or agent's commissions or other like payments in connection with the consummation of the transactions contemplated thereby; and (xx) the absence of any material misstatements or omissions by either the Company in the Agreement or any document furnished to HydroChem in connection with the execution of the Agreement.

Representations, Warranties and Covenants of HydroChem

         The Agreement also contains certain representations and warranties by HydroChem including, without limitation, representations and warranties with respect to (i) its due organization and corporate authority for the acquisition of the Assets; (ii) possession of all required consents on the part of HydroChem and approvals of governmental authorities; and (iii) compliance with HydroChem's articles of incorporation and bylaws and applicable laws.

         Additionally, pursuant to the Agreement, HydroChem covenants to offer employment to all of the Company's employees as of the Closing Date, other than as otherwise reasonably determined by HydroChem.

Covenants of the Company

         The Agreement contains customary covenants by the Company, including, without limitation, the following: (i) the Company will conduct its operations according to its ordinary and usual course of business consistent with past practice; (ii) the Company will use its reasonable best efforts to preserve intact its business organization and goodwill, to keep available the services of its officers and directors, and to maintain satisfactory relationships with suppliers, distributors, licensors, licensees, customers, employees and others having business relationships with it; (iii) afford to HydroChem and to its officers, employees, accountants, counsel and other authorized representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the date of termination of the Agreement, to the Company's plants, properties, equipment, personnel, books and records (including, but not limited to, audit and tax work papers and surveys, reports, studies, evaluations and the like pertaining to the environment at the Company's facilities or former facilities (during the time of ownership or operation by the Company or to activities of the Company); (iv) use its reasonable best efforts to cause its representatives to furnish to HydroChem and to its authorized representatives such additional financial and operating data and other information as to its respective businesses and properties as HydroChem or its duly authorized representatives may from time to time reasonably request; (v) provide all authorizations reasonably necessary for HydroChem to review records of any governmental body with jurisdiction; (vi) afford HydroChem and its representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the date of termination of the Agreement, to its present and potential customers, and HydroChem and its authorized representatives shall have the right to contact such customers and conduct such due diligence investigation relating to customer relations as HydroChem deems reasonably necessary or appropriate; (vii) the Company shall unconditionally guarantee that all indebtedness represented by the accounts receivable of the Company as of the Closing Date (less the reserve for doubtful accounts not to exceed an aggregate of $125,000) will be received by HydroChem; (viii) the Company shall discontinue all use of the name "Valley Systems, Inc." and any and all derivations thereof within 30 days after the Closing Date (other than in respect of the name of the Company's 401(k) plan prior to its termination); (ix) the Company shall not dissolve until the entire Escrow Fund has been released pursuant to the Escrow Agreement; (x) the Company shall deliver to HydroChem unaudited financial statements (including a consolidated balance sheet, consolidated statement of operations, consolidated statement of cash flows, and consolidated statement of stockholders' equity) and other operating reports for each month beginning with July 1998 and ending with the month preceding the month during which the Closing occurs; (xi) on or after the date of the Agreement, and until the earlier of the Closing Date or the date of termination of the Agreement, the Company shall not furnish any written communication (other than this Information Statement) to its stockholders, customers, creditors or to the public generally if the subject matter thereof relates to the transactions contemplated by the Agreement without the prior approval of HydroChem; provided, however, that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or by any governmental body having jurisdiction over such matters; (xii) the Company shall give prompt notice to HydroChem, and HydroChem shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event the occurrence or failure of which would be likely to cause any representation or warranty of such party contained in the Agreement to be untrue or inaccurate in any material respect at any time from the date of the Agreement to the Closing Date, and (b) any material failure of the Company, or of HydroChem, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Agreement; and (xiii) the Company agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Agreement, including without limitation, obtaining all authorizations, consents, waivers and approvals as may be required in connection with the assignment of those contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments to be assumed by HydroChem; provided that the Company shall not be obligated to make any payments in order to obtain any such authorizations, consents, waivers or approvals.

Negative Covenants of the Company

         The Company has agreed that, prior to the Closing, except as provided in the Agreement or pursuant to the prior consent of HydroChem, neither the Company nor any subsidiary thereof, will do any of the following: (i) other than dividends that would be paid to the holders of the Series C Preferred Stock in the ordinary course, declare or pay any cash dividends on its outstanding shares of capital stock; (ii) merge with, consolidate with, sell its assets to or acquire substantially all the assets or capital stock of, any other corporation or person, or enter into any other transaction not in the ordinary and usual course of its business; (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except that it may incur indebtedness in the ordinary course of business consistent with prior practice; (iv) make any direct or indirect redemption, purchase or other acquisition of any of its capital stock; (v) create or amend any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or any other benefit plan or program; (vi) amend its certificate of incorporation or bylaws, except as may be necessary to carry out the Agreement or as required by law; (vii) issue any share of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date of the Agreement; (viii) grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date of the Agreement, to acquire any shares of its capital stock; (ix) enter into any agreement or make any undertaking which could be violated, or create obligations which could be accelerated, as a result of changes or developments or the absence of changes or developments in, the business, assets, earnings, operations or condition, financial or otherwise, of any other party to the Agreement or any of its subsidiaries or affiliates; or
(x) make any material changes in any of their respective management employment arrangements.

      '
Indemnification

         Pursuant to the Agreement, the Company has agreed to indemnify, defend, protect, save and hold harmless HydroChem against, and will reimburse HydroChem for, any and all losses made or incurred by or asserted against HydroChem, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any of the following: (i) any and all liabilities or obligations of the Company or claims against or imposed on HydroChem, of any nature, including, without limitation, those relating to the respective business activities of the Company or to conditions existing on any of the facilities prior to the Closing Date not specifically assumed by HydroChem; (ii) any inaccuracy, omission, misrepresentation, breach of warranty or representation, or nonfulfillment of any term, provision, covenant or agreement on the part of the Company contained in the Agreement, or any inaccuracy or misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished by the Company to HydroChem pursuant to the Agreement; (iii) the Company's failure to comply with any bulk transfer provisions which may be in effect in the state or states in which the assets are located; (iv) any breach by the Company of the Company's environmental representation and warranty contained in the Agreement; and (v) any and all items listed on the schedules delivered subsequent to the Closing timely objected to by HydroChem and determined not to be items assumed by HydroChem.

         The Company will not be obligated to indemnify or hold harmless HydroChem from or against losses arising out of or resulting from matters described above, until the amount of such losses individually or in the aggregate exceed the amount of $200,000 (the "Floor Amount"), which Floor Amount shall be deemed to have been reached by the Company when HydroChem's losses exceed the amount of $200,000. Upon reaching the Floor Amount, the Company shall be required to indemnify HydroChem for losses comprising the Floor Amount as well as all losses occurring thereafter only from the escrow fund and only up to (except in the cases of losses resulting from fraud) an aggregate amount equal to the amount of the escrow fund then outstanding (the "Company's Ceiling Amount"). The Company will be obligated to indemnify and hold harmless HydroChem from or against losses directly or indirectly arising out of, related to, caused by, or resulting from any inaccuracy, omission or misrepresentation contained in, or breach of warranty or representation respecting, the Company's representations in the Agreement with respect to trade accounts receivable up to the Company's Ceiling Amount without regard to the Floor Amount and, with respect to certain of the Company's representations in the Agreement with respect to contracts and leases, without regard to the materiality of such inaccuracy, omission, misrepresentation, or breach of warranty or representation. There shall be no monetary limit on the Company's obligation to indemnify and hold harmless HydroChem from or against losses resulting from fraud.

         HydroChem agrees to indemnify, defend, protect, save and hold harmless the Company against, and will reimburse the Company on demand for, any and all losses made or incurred by or asserted against the Company, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from (i) any inaccuracy, omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the party of HydroChem contained in the Agreement; (ii) any inaccuracy, or misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished by HydroChem to the Company pursuant to the

Agreement; or (iii) operation of business activities of HydroChem after the Closing Date involving the Assets. Within 45 days following the first anniversary of the Closing Date, HydroChem shall deliver to the Company a certificate of HydroChem certifying which of those liabilities and obligations of HydroChem assumed from the Company pursuant to the Agreement had become due and payable but had not been paid in full or resolved as of the first anniversary of the Closing Date. With respect to the liabilities and obligations listed in such certificate (or which were erroneously omitted from such certificate), HydroChem's obligations pursuant to the Agreement shall terminate upon the payment or resolution of such liability or obligation. With respect to those liabilities and obligations of HydroChem assumed from the Company pursuant to the Agreement which by their respective terms in effect at Closing will become due and payable later than the first anniversary of the Closing Date, HydroChem's obligations pursuant to the Agreement shall terminate upon the payment or resolution of such liability or obligation. With respect to all other liabilities and obligations of HydroChem assumed from the Company pursuant to the Agreement, HydroChem's obligations pursuant to the Agreement shall terminate upon the third anniversary of the Closing Date. In the event the certificate referenced above is not timely delivered, HydroChem's obligations pursuant to the Agreement shall terminate upon the payment or resolution of all liabilities assumed pursuant to the Agreement.

         HydroChem will not be obligated to indemnify or hold harmless the Company from or against losses arising out of or resulting from matters described above (other than losses directly or indirectly arising out of, related to, caused by, or resulting from any nonfulfillment of any covenant on the part of HydroChem contained in the Agreement with respect to the assumption of Company liabilities or any certificate related thereto), until the amount of such losses individually or in the aggregate exceed the Floor Amount. Upon reaching the Floor Amount, HydroChem shall be required to indemnify the Company for losses comprising the Floor Amount as well as all losses occurring thereafter only up to (except in the cases of losses resulting from fraud) an aggregate amount equal to $12 million ("HydroChem's Ceiling Amount"). HydroChem will be obligated to indemnify and hold harmless the Company from or against losses directly or indirectly arising out of, related to, caused by, or resulting from any nonfulfillment of any covenant on the part of HydroChem contained in the Agreement with respect to the assumption of Company liabilities up to HydroChem's Ceiling Amount, without regard to the Floor Amount. There shall be no monetary limit on HydroChem's obligation to indemnify and hold harmless the Company from or against losses resulting from fraud.

         Notwithstanding anything to the contrary contained in the Agreement, the parties agree that HydroChem's sole remedy for any claim for damages (excluding equitable remedies and those resulting from fraud) arising under the Agreement (including the disclosure schedules) or any other agreement between HydroChem and the Company entered into in connection therewith (including any claim based upon the Company's warranties, representations and covenants contained in the Agreement) shall be limited to the remedies provided in the indemnification provisions of the Agreement and the provisions of the Escrow Agreement. Further, HydroChem waives all other statutory or common law rights to recover against the Company for any matter relating to environmental contamination, environmental liabilities or hazardous materials.

Company's Conditions To Closing

         The Company's obligations under the Agreement are subject to the satisfaction at Closing of each of the following conditions: (i) the holders of shares of the issued and outstanding capital stock of the Company shall have duly adopted and approved the Agreement and all transactions contemplated thereby in accordance with the requirements of Delaware law and the Company's Certificate of Incorporation and Bylaws, as amended to the date of such adoption; (ii) all representations and warranties of HydroChem contained in the Agreement shall be true and correct at and as of the Closing Date in all material respects and HydroChem shall have performed all agreements and covenants in all material respects and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of the Agreement, and the Company shall have received a certificate of HydroChem signed by its Chief Executive Officer and dated the Closing Date, to both such effects;
(iii) HydroChem shall have effected payment of the purchase price (less the escrow funds) in accordance with the prior written instructions of the Company;
(iv) HydroChem shall have executed and delivered the Escrow Agreement; (v) HydroChem shall have effected payment of the escrow funds to the escrow agent;
(vi) the escrow agent shall have acknowledged receipt of the escrow funds and accepted the same subject to the terms and conditions of the Escrow Agreement;
(vii) HydroChem shall have executed and delivered a bill of sale, assignment and assumption agreement; (viii) HydroChem shall have delivered to the Company a certificate, dated the Closing Date, of HydroChem's corporate Secretary certifying: (a) resolutions of its board of directors adopting and approving the Agreement and all transactions contemplated thereby and authorizing execution of the Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated thereby; and (b) the incumbency of its officers executing the Agreement and all agreements and documents contemplated thereby; (ix) the Company shall have received from Haynes and Boone, LLP, counsel of HydroChem, an opinion, dated the Closing Date, as specified in an exhibit to the Agreement; (x) the approval and all consents from any third party or governmental body required to consummate the transactions contemplated by the Agreement shall have been obtained and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated by the Agreement under the HSR Act shall have expired or been terminated; (xi) no proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by the Agreement or any governmental consent, approval or authorization necessary for the consummation of the transactions contemplated by the Agreement; (xii) as of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for in the Agreement or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated thereby which is unduly burdensome on the Company; (xiii) the Company and all guarantors of any bank indebtedness of the Company shall have received a written release therefrom in form and substance satisfactory to the Company and such guarantors.

HydroChem's Conditions To Closing

         The obligations of HydroChem are subject to the satisfaction at Closing of each of the following conditions: (i) the holders of shares of the issued and outstanding capital stock of the Company shall have duly adopted and approved the Agreement and all transactions contemplated thereby in accordance with the requirements of applicable law, and the Company's Articles or Certificate of Incorporation and Bylaws, as amended to the date of such adoption and approval;
(ii)  all  representations  and  warranties  of  the  Company  contained  in the
Agreement shall be true and correct in all material respects at and as of the Closing Date and the Company shall have performed all agreements and covenants in all material respects and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the Agreement, and HydroChem shall have received a certificate of the Company, signed by its President and dated the Closing Date, to both such effects; (iii) as of the Closing, there shall have been no material adverse changes since the date of the most recent financial statements in the Company, and the Company shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of their respective assets, properties or business, and HydroChem shall have received a certificate of the Company, signed by its principal financial officer and dated the Closing Date, to such effect; (iv) the Company shall have executed and delivered a receivables guaranty in the form of an exhibit to the Agreement; (v) the Company shall have delivered to HydroChem a Certificate of the Secretary of State (or other authorized public official) of the Company's jurisdiction of incorporation certifying as of a date reasonably close to the Closing Date that the Company has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic or foreign corporation, as the case may be; (vi) the Company shall have executed and delivered the Escrow Agreement; (vii) the escrow agent shall have acknowledged receipt of the escrow funds and accepted the same subject to the terms and conditions of the Escrow Agreement; (viii) HydroChem shall have received from Arnall Golden & Gregory, LLP, counsel for the Company, an opinion dated the Closing Date, as specified on an exhibit to the Agreement; (ix) the Company shall have obtained all authorizations, consents, waivers and approvals as may be required in connection with the assignment of those contracts, agreements, licenses, leases, sales, orders, purchase orders and other commitments to be assigned to HydroChem pursuant to the Agreement; (x) the Company shall have executed and delivered a bill of sale, assignment and assumption agreement; (xi) the Company shall have delivered to HydroChem a certificate, dated the Closing Date, of the Company's corporate Secretary certifying: (a) resolutions of the Company's Board and stockholders approving and adopting the Agreement and all transactions contemplated thereby and authorizing execution of the Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated thereby; and (b) the incumbency of its officers executing the Agreement and all agreements and documents contemplated thereby;
(xii) the approval and all consents from any third party or governmental body required to consummate the transactions contemplated by the Agreement shall have been obtained and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated by the Agreement under the HSR Act shall have expired or been terminated; (xiii) no proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by the Agreement or any governmental consent, approval or authorization necessary for the consummation of the transactions contemplated by the Agreement; (xiv) as of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for in the Agreement or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated by the Agreement which is unduly burdensome on HydroChem; (xv) HydroChem shall have received from each of LOR, Inc., Rollins Investment Fund and Rollins Holding Company, Inc., an executed agreement whereby each of them, on their own behalf and on behalf of their respective affiliates, agrees to be bound by certain restrictive covenants substantially similar to those imposed on the Company under the heading -- "Restrictive Covenants"; provided, however, that no such provision shall prohibit an investment in any publicly-traded entity that does not require the filing of a Schedule 13D or Schedule 13G under the Exchange Act; and (xvi) HydroChem shall have reasonably concluded, following its environmental due diligence review, that there are no "material breaches"
(as defined in the Agreement) of the Company's warranties with regard to environmental matters, provided, however, that such conclusion shall not preclude the remedies of HydroChem provided for in the Agreement regarding material breaches.

No Sale Negotiations

         The Agreement provides that neither the Company nor any person acting on its behalf will take any action (i) to solicit, initiate or encourage submission of inquiries, proposals or offers from any third party other than HydroChem relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, the Company, or (ii) unless the Company's Board of Directors has determined that such third party has made a "Superior
Takeover Proposal" (as defined below), participate in any discussions or negotiations regarding, or furnish to any third party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any third party to do or seek any of the foregoing. In the event that (a) the Closing shall fail to occur as the result of the Company violating the provisions set forth above or (b) the Company shall have determined that a Superior Takeover Proposal exists, shall have elected to accept such Superior Takeover Proposal and either the transaction contemplated thereby is consummated or the Company terminates the Agreement as a result of such election, the Company shall promptly, but in no event later than one day after the first of such events shall occur, pay HydroChem an aggregate fee of $2,000,000, which amount shall be payable in same day funds, plus all reasonable out-of-pocket expenses and fees actually incurred by HydroChem or incurred by banks or other financial institutions on behalf of HydroChem. A "Superior Takeover Proposal" means a bona fide (a) tender or exchange offer; (b) proposal for a merger to which the Company would be a party;
(c) consolidation or other business combination involving the Company; or (d) any other arrangement to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, all of the Common Stock of the Company then outstanding or all or substantially all of the assets of the Company on terms that the Board determines in its good faith reasonable judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of the Company than the transactions contemplated by the Agreement.

Termination Provisions

         The Agreement provides that it may be terminated at any time prior to Closing (i) by mutual consent of the parties, (ii) by either party if one or more of the conditions to such party's obligations to proceed to Closing have not been fulfilled or waived by January 8, 1999, (iii) by HydroChem at any time prior to the fifteenth business day after the delivery of exhibits and preliminary  schedules  (in a form  reasonably  satisfactory  to  HydroChem)  if
HydroChem's general due diligence investigation of the Company discloses facts or circumstances which reflect in a material adverse way on the Company, (iv) by HydroChem at any time if there has been a material adverse change in the Company following the date of the Agreement, (v) by either party as a result of a material breach in any representations and warranties made by the other party or the failure to perform covenants and agreements required to be performed pursuant to the Agreement, (vi) by either party if there has been any statute, rule or regulation enacted or promulgated or deemed applicable to the transactions contemplated by the Agreement by any governmental body that, in the reasonable judgment of either party, as the case may be, might (a) result in a significant delay in the ability of the parties to consummate the transaction contemplated by the Agreement; (b) render the parties unable to consummate the transactions contemplated by the Agreement; (c) make such consummation illegal; or (d) otherwise materially adversely affect the Company, and (vii) by HydroChem if the Company shall fail to deliver one or more of the preliminary schedules to the Agreement in accordance with the Agreement or if one or more of the preliminary schedules, as delivered, differs materially from the information concerning the Company provided by the Company to HydroChem prior to the execution of the Agreement. In the event of any termination of the Agreement as set forth above, there shall by no liability on the part of either HydroChem or the Company to the other, except for the material breach of any representation, warranty or covenant contained in the Agreement which is in the reasonable control of the party in breach. If the Agreement is terminated by the Company for any reason whatsoever other than a failure of any condition set forth in the Agreement and HydroChem is not in material breach of its material covenants and agreements, then the Company shall reimburse HydroChem (including banks and other financial institutions that incurred expenses on behalf of HydroChem) for all reasonable out-of-pocket expenses and fees actually incurred by it in connection with the negotiation, preparation, execution and performance of the Agreement. Such expenses and fees are currently estimated to be approximately $450,000.

Restrictive Covenants

         The Agreement provides that the Company will not, for a period of five years following the Closing Date, compete, directly or indirectly, for compensation or not, with HydroChem (i) with regard to any product or service which is the same as or similar to that offered by the Company prior to the Closing, (ii) induce or attempt to induce any customer to withdraw, curtail or cancel its business with HydroChem, (iii) recruit or otherwise solicit or induce any person or entity who is, on the Closing Date or thereafter, an employee or vendor of the Company or any subsidiary to terminate his or her employment with, or otherwise cease his or her relationship with, HydroChem or any of its subsidiaries or affiliates, (iv) hire, recruit or otherwise solicit any person or entity who, within the six months immediately preceding the Closing Date, had been an employee or vendor of the Company, or (v) permit the Company's name to be used by or engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or as a stockholder, investor, agent, associate or consultant of any person, partnership or corporation (other than HydroChem or a subsidiary or affiliate of HydroChem), any business in competition with the business as carried on by the Company on the Closing Date.

                       PLAN OF LIQUIDATION AND DISSOLUTION
         The following discussion of the liquidation and dissolution of the Company is a summary of material information contained in the Plan. A copy of the Plan is attached to this Information Statement as Appendix C, and the Company's stockholders are urged to read the Plan carefully in its entirety. The following summary is qualified in its entirety by reference to the complete text of the Plan.

Overview

         The Plan is contingent upon the Closing of the Sale and provides for the complete liquidation and dissolution of the Company pursuant to the provisions of the Delaware General Corporation Law (the "DGCL"). The effective date of the Plan (the "Effective Date") shall be the first business day following the Closing Date. After the Effective Date, the Company shall begin the process of liquidating the Company in accordance with the terms and conditions of the Plan; provided, however that the Company shall not be dissolved until the first business day following the third anniversary of the Closing Date; provided, further, however, that if on the third anniversary of the Closing Date any pending disputes exist affecting the disbursement of any amounts held pursuant to the Escrow Agreement, the dissolution shall be postponed until such disputes have been fully resolved. The Company will not engage in any business activities after the Effective Date of the Plan other than (i) prosecuting or defending any lawsuits by or against the Company, (ii) enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge liabilities and wind up its business affairs,
(iii) complying with applicable laws, (iv) performing pursuant to the Escrow Agreement, and (v) distributing its remaining assets, if any, in accordance with the Plan.

         Substantially all of the Company's assets shall be sold in accordance with the terms of the Agreement. After the Effective Date, the Company shall cause the liquidation of its remaining assets to cash as soon as is practicable consistent with the terms of the Plan, upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its stockholders, without any further vote or action by the Company's stockholders.

         As determined by the Board of Directors, prior to making any distribution to the holders of the Company's Common Stock, the Company shall pay, or, make reasonable provision to pay, all claims and obligations of the Company, including contingent, conditional or unmatured claims known to the
Company. Further, the Company shall make reasonable provision to pay, as determined by the Board of Directors, claims that are not currently known to the Company but that the Board of Directors reasonably believes are likely to arise or become known to the Company prior to the expiration of applicable statutes of limitation. The Plan also provides that the Company shall establish a contingency reserve (the "Contingency Reserve"), which will contain approximately $3.8 million in cash, to account for unknown events, claims, contingencies and expenses incurred in connection with the Company's liquidation and dissolution. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed as set forth below.

Distributions

         The Plan provides that following the payment or provision for payment of (i) the Company's claims and obligations, including the establishment of the Contingency Reserve, (ii) the liquidation preference on the 55,000 outstanding shares of Series C Preferred Stock plus any accrued, unpaid dividends on such shares, (iii) the redemption of the outstanding stock options, and (iv) a retention bonus (the "Retention Bonus") to certain officers, directors and employees of the Company who remain as such through the Effective Date, the Company shall distribute pro rata to its common stockholders all of its remaining property and assets, if any, through one distribution or a series of distributions. The expenses of administering the Company, winding up the Company's affairs, preparing all reports and filings required by federal and state law in connection with the Company's continued existence, the negotiation and completion of payment of any claims against the Company, and all expenses and liabilities that continue to arise or be incurred during the course of the liquidation process will reduce the proceeds available for distribution to the Company's stockholders. As of November 30, 1998, the Company estimates that the initial amount available for distribution to stockholders will be approximately $16.8 million ($2.13 per share) which amount includes approximately $1.0 million of first quarter income earned. See "THE SALE - Estimated Expenses; Distribution of Sale Proceeds" and "-The Escrow Agreement."

         In addition, as escrowed funds, if any, are released to the Company pursuant to the Escrow Agreement, and following payment or provision for payment of items (i)-(iv) above, such amounts shall be distributed to the common stockholders as provided in the Plan. See "THE SALE - The Escrow Agreement."

Procedure For Dissolution

         At such time as the Board of Directors has determined that all necessary requirements for dissolution have been satisfied under Delaware law, the Agreement and the Plan (including any disputes affecting the disbursement of any amounts held pursuant to the Escrow Agreement), the appropriate officers of the Company shall execute and cause to be filed with the Secretary of the State of Delaware, and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company, including a Certificate of Dissolution conforming to the requirements of Section 275 of the DGCL. From and after the date such documents are filed and accepted by the Secretary of the State of Delaware, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's affairs.

Surrender Of Stock Certificates

         The final distribution made under the Plan to the Company's Common stockholders shall be in complete redemption and cancellation of all of the Company's outstanding Common Stock. As a condition to the disbursement of the final distribution to Common stockholders which is expected to occur on or around the first business day following the third anniversary of the Closing Date, the Board of Directors may require stockholders to surrender their certificates evidencing the Company's Common Stock to the Company or its agent for cancellation. If a stockholder's certificate for Common Stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under the Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company. The Company will cause a notice and transmittal form to be sent to stockholders advising them of the procedures to be followed for the surrender of stock certificates once the Board of Directors determines the date that such surrender should occur.

Liquidating Trust

         Under the Plan, the Board of Directors may at any time, if deemed advisable for any reason to complete the liquidation and distribution of the Company's assets, transfer the remaining assets of the Company, if any, to a liquidating trust (the "Trust"). The Trust thereupon shall succeed to all of the then remaining assets of the Company, including the Contingency Reserve, and any remaining liabilities and obligations of the Company. The sole purpose of the Trust would be to prosecute and defend suits and claims by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to distribute the remaining assets of the Company, if any, to its stockholders. Any distribution made from the Trust shall be made in accordance with the terms of the Plan concerning distributions, as summarized above. The Board of Directors may appoint one or more individuals or entities to act as trustee or trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Approval of the Plan by the stockholders also will constitute approval of the trustees and of the liquidating trust agreement between the Company and such trustees.

Record Date

         Upon the filing and acceptance of the Company's Certificate of Dissolution by the Secretary of the State of Delaware, the Company shall close its stock transfer books and discontinue recording transfers of its Common Stock at the close of business on the date the Certificate of Dissolution is accepted (the "Record Date") and thereafter certificates representing the Company's Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stockholdings at the close of business on the Record Date, and, after the Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Record Date except as may be necessary to reflect subsequent transfers by will, intestate succession or operation of law.

Management of the Company; Powers of Board and Officers

         The Board of Directors of the Company and certain officers of the Company, at the pleasure of the directors, will continue to serve following the Effective Date of the Plan. These directors and officers will remain in office until a successor is duly elected and qualified or until their resignation, death or other disability; provided, however, that the resignation, death or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. The Company may pay to the Company's directors and officers, or any of them, compensation for services rendered in connection with the implementation of the Plan. Approval of the Plan by the Company's stockholders also shall constitute approval of the payment of any such compensation.

         The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to in the Plan, to interpret any of the provisions of the Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of the Plan and effect the complete liquidation and dissolution of the Company in accordance with the Agreement, the Internal Revenue Code of 1986, as amended, and the DGCL and any rules and regulations of the SEC or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

         Also, under the Plan, the Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation, by-laws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of assets transferred to the Trust, if any. The Board of Directors and the trustees of any Trust are authorized under the terms of the Plan to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

Vote Required; No Appraisal Rights

         Under the Company's Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the shares of Common Stock and Preferred Stock, voting together as a group, with each share of Common Stock and Preferred Stock having one vote, is required to approve the Plan. As of the Consent Record Date, Rollins Investment Fund owned approximately 76% of the outstanding Common Stock of the Company and Rollins Holding Company, Inc. owned all of the Company's outstanding Series C Preferred Stock. On December 11, 1998, each of Rollins Investment Fund and Rollins Holding Company, Inc. signed a written consent voting their shares to approve the Sale and the Plan. These votes, by themselves, are sufficient to achieve stockholder approval of the Plan.

         Under Delaware law, the stockholders of the Company are not entitled to any appraisal rights or dissenters' rights in connection with the approval or the transactions contemplated by the Plan.

Federal Income Tax Consequences of Any Liquidating Distributions to Stockholders

         The   liquidation   of  the  Company  will  have  federal   income  tax
consequences for the stockholders of the Company. The following summary discusses the material federal income tax consequences. It is not intended to be exhaustive and does not address state, municipal or foreign tax laws. It also does not address the circumstances of special classes or individual circumstances of taxpayers, including, without limitation, foreign persons. Stockholders are advised to consult with their own tax advisers regarding the particular consequences to them as a result of the liquidation and dissolution of the Company.

         Provided Valley properly adopts the Plan and follows the necessary formalities of liquidating, Valley may make liquidating distributions to its stockholders of the proceeds from the sale of its assets. These distributions will be tax-free to a stockholder to the extent of the stockholder's basis in the Valley stock owned by the stockholder. Aggregate distributions received by a stockholder in excess of basis will be taxable as capital gain to a stockholder who holds his Valley stock as a capital asset and who has held these shares for more than one year. If aggregate liquidating distributions to a stockholder are less than the basis of such stockholder's shares, any loss recognized by the stockholder will be recognized in the year in which the stockholder receives the final liquidating distribution to which such stockholder is entitled.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                             OF VALLEY SYSTEMS, INC.

         Under the DGCL, the affirmative vote of the holders of at least a majority of the shares of Common Stock and Preferred Stock, voting together as a group, with each share of Common Stock and Preferred Stock having one vote, is required to approve the amendment to Valley's Certificate of Incorporation. On December 11, 1998, each of Rollins Investment Fund, the holder of a majority of the Company's outstanding Common Stock, and Rollins Holding Company, Inc., the holder of all of the Company's Series C Preferred Stock, signed a written consent voting their shares to approve the amendment to Valley's Certificate of Incorporation, subject to the Sale being consummated pursuant to the Agreement. These votes, by themselves, are sufficient to achieve stockholder approval of the amendment to Valley's Certificate of Incorporation.

         If the Sale is consummated, the Agreement requiring that Valley's Certificate of Incorporation be amended to change Valley's name from Valley Systems, Inc. to VSI Liquidation Corp. The amendment pertains only to the first paragraph of the Certificate of Incorporation of Valley. As amended, such paragraph would be as follows:

         "First - The name of the Corporation is VSI Liquidation Corp. (the "Corporation")"

         Pursuant to the Agreement, Valley and the Subsidiary are required to discontinue use of the name "Valley Systems" or any derivations thereof within 30 days after the Closing. In the event the Sale is not consummated, the change in the name of Valley and the Subsidiary will not be effectuated.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following pro forma consolidated balance sheet of the Company as of September 30, 1998, and the pro forma consolidated income statement for the three months then ended, and the pro forma consolidated income statement for the year ended June 30, 1998, give effect to the sale of substantially all of the assets, except cash, of the Company for $29.8 million in cash and the assumption of certain liabilities. In connection with the Sale, the pro forma financial statements also give effect to the Company's intention to pay an initial distribution of $2.13 per share for a total of approximately $16.8 million (which amount includes approximately $1.0 million of first quarter income earned) on a pro rata basis.

         The following pro forma unaudited consolidated balance sheet as of September 30, 1998, reflects the Sale as if it occurred on that date, and the consolidated income statements for the three months ended September 30, 1998 and the year ended June 30, 1998 each reflect the Sale as if it were consummated at the beginning of the respective periods presented.

         The Company expects to maintain its corporate existence for at least three years following the Sale during which time it will collect portions of the escrowed funds and will incur administrative expenses. The pro forma unaudited financial information is not necessarily indicative of what the actual financial position of the Company would have been had the Sale at September 30, 1998 or the results of operations had the transaction occurred at the beginning of the three months ended September 30, 1998, or the year ended June 30, 1998 nor does it purport to represent the future financial position or results of operations of the Company.

         The pro forma financial information should be read in conjunction with the Company's Form 10-K, as amended, for the year ended June 30, 1998 and Form 10-Q for the quarter ended September 30, 1998 as filed with the SEC. Copies of these documents accompany this Information Statement.

                              Valley Systems, Inc.
                      Pro Forma Consolidated Balance Sheet
                            As of September 30, 1998

                                               Unaudited
                                               Historical
                                               September         Adjustments          Actions taken       Pro Forma,
                                               30, 1998          to record sale       after sale          as adjusted
                                               __________        ______________       _____________       ___________


ASSETS

Current assets:
     Cash                                 $       48,916    $   26,731,805 [1]   $  (1,090,000) [3]  $    3,300,711

                                                                  (48,916) [1]      (5,500,000) [4]

                                                                                   (16,841,094) [5]
                                                                                                             --
     Accounts receivable                       7,163,059       (7,163,059) [1]
                                                                                                             --
     Prepaid supplies                            550,833         (550,833) [1]
                                                                                                             --
     Prepaid expenses                            265,064         (265,064) [1]
                                               _________       ___________         ____________          __________

        Total current assets                   8,027,872        18,703,933         (23,431,094)           3,300,711

Property and equipment, net                    9,794,261       (9,794,261) [1]

Intangible assets                                376,750         (376,750) [1]

Escrow deposits                                                  4,000,000 [1]                            4,000,000
                                               _________       ___________         ____________          __________

        Total assets                      $   18,198,883    $   12,532,922       $ (23,431,094)      $    7,300,711
                                              ==========       ===========        =============          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

     Accounts payable                     $      722,304    $    (722,304) [1]                       $       --

     Accrued expenses                          1,756,807       (1,756,807) [1]      (1,090,000) [3]          --

                                                                 1,090,000 [1]

     Current portion of long-term debt           845,425         (845,425) [1]                               --

     Income tax payable                            --            2,822,871 [2]                            2,822,871
                                               _________       ___________          ___________           _________
        Total current liabilities              3,324,536           588,335          (1,090,000)           2,822,871

Long-term debt                                 8,589,720       (8,589,720) [1]                               --

Commitments and contingencies

Stockholders' Equity:

     Preferred stock                               5,500                                (5,500) [4]              --

     Common stock                                 85,121                                                     85,121

     Paid-in capital                          26,786,040                            (5,494,500) [4]       5,075,727

                                                                                   (16,215,813) [5]

     Accumulated deficit                    (19,909,026)        23,357,178 [1]        (625,281) [5]              --

                                                               (2,822,871) [2]
                                               (683,008)
     Treasury stock - at cost                                                                             (683,008)
                                          ______________       ___________         ____________           _________

                                               6,284,627        20,534,307         (22,341,094)           4,477,840
                                          ______________       ___________         ____________           __________

      Total liabilities and stockholders' $   18,198,883    $   12,532,922       $ (23,431,094)      $    7,300,711
      equity                               =============     =============        =============       =============


                              Valley Systems, Inc.
                     Pro Forma Consolidated Income Statement
                  For the Three Months Ended September 30, 1998


                                                     Unaudited
                                                     Historical
                                                     Three months
                                                     ended September      Adjustments         Pro Forma,
                                                     30, 1998             to record sale      as adjusted
                                                     _______________      ______________      ___________
Sales                                                 $ 7,597,337         $ (7,597,337)       $      --

Cost of sales                                           4,643,927           (4,643,927)              --
                                                       __________          ____________        __________
    Gross profit                                        2,953,410           (2,953,410)              --

Selling, general and administrative expenses            1,785,594           (1,785,594)              --

Interest expense                                          140,532             (140,532)              --
                                                       __________          ____________        __________
Income (loss) from operations before income taxes       1,027,284           (1,027,284)              --

Income taxes                                                   --                 --                 --
                                                       __________          ____________        __________
     Net income (loss)                                $ 1,027,284         $ (1,027,284)       $      --
                                                       ==========          ============        ==========

Earnings per share:

Net earnings per common share - basic                 $      0.12         $      (0.12)       $     --
                                                       ==========          ============        ==========

Net earnings per common share - assuming dilution     $      0.12         $      (0.12)       $     --
                                                       ==========          ============        ==========



                               Valley System, Inc.
                     Pro Forma Consolidated Income Statement
                        For the Year Ended June 30, 1998



                                                      Historical
                                                      Year ended            Adjustments          Pro Forma,
                                                      June 30, 1998         to record sale       as adjusted
                                                      ______________        _______________      ____________
Sales                                                 $ 24,431,385          $ (24,431,385)       $ --

Cost of sales                                           15,391,490            (15,391,490)         --
                                                       ___________           _____________        _____
     Gross profit                                        9,039,895             (9,039,895)         --

Selling, general and administrative expenses             7,144,739            (7,144,739)          --

Interest expense                                           593,127              (593,127)          --
                                                       ___________           _____________        _____
Income (loss) from operations before income taxes        1,302,029            (1,302,029)          --

Income taxes                                                    --               --                --
                                                       ___________           ____________         _____
     Net income (loss)                                $  1,302,029          $ (1,302,029)        $ --
                                                       ===========           ============         =====
Earnings per share:

Net earnings per common share - basic                 $       0.12          $      (0.12)        $ --
                                                       ===========           ============         =====
Net earnings per common share - assuming dilution     $       0.12          $      (0.12)        $ --
                                                       ===========           ============         =====

                              Valley Systems, Inc.
                        Notes to Pro Forma Balance Sheet
                            As of September 30, 1998



[1] Adjustment to reflect the sale of substantially all of the assets of the Company and assumption of substantially all of the Company's liabilities by HydroChem Industrial Services, Inc. for $29.8 million. The purchase price has been adjusted for the change in net assets from June 30, 1998 to September 30, 1998. Expected expenses of the sale, and other non-recurring items in connection with the transaction are as follows:

                  Legal fees                                  $    300,000

                  Accounting and auditing fees                      60,000

                  Severance pay                                    160,000

                  Termination of stock options                     570,000
                                                                 _________
                           Total                                $1,090,000
                                                                 =========
[2] To reflect income taxes on the Sale.

[3] To reflect payment of liabilities not assumed as part of the Sale.

[4] To reflect redemption of the Series C Preferred Stock.

[5] To reflect a distribution of $2.13 per share to owners of common stock.

                AVAILABLE INFORMATION AND SOURCES OF INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 0-19343), and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the public reference facilities maintained by the SEC at its regional offices located at Seven World Trade Center, Suite 1300, New York, New York, 10048; and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding the Company and the Registration Statement. The address of that web site is http://www.sec.gov. The Company's Common Stock is listed on The Nasdaq SmallCap Market, and other information with respect to the Company is available for inspection at 1735 K Street, NW Washington, D.C. 20006-1500. The Company's executive offices are located at 11580 Lafayette Drive, NW, Canal Fulton, Ohio 44616, telephone: (330) 854-4526.

         No persons have been authorized to give any information or to make any representation, other than those contained in this Information Statement, in connection with the information contained herein, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. The delivery of this Information Statement shall not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information in the following documents filed by the Company with the Securities Exchange Commission (File No. 0-19343) pursuant to the Exchange Act is incorporated by reference in this Information Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the Securities and Exchange Commission on September 28, 1998;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

         3. All documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Information Statement and prior to the closing of the Sale shall be deemed incorporated by reference in this Information Statement and to be a part hereof from the date of filing of such documents.

      '
         Any statement contained herein or in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or was deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

         The information relating to the Company contained in this Information Statement should be read together with the information and documents incorporated by reference. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, accompany this Information Statement.

         This Information Statement incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than Exhibits to such documents, unless such Exhibits are specifically incorporated by reference) are available without charge to any person, including any beneficial owner, to whom this Information Statement is delivered, upon written or oral request. Request for such documents should be directed to Dennis D. Sheets, Secretary of the Company, telephone: (330) 854-4526.










                                   APPENDIX A

                                     SECOND
                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

         This Second Amended and Restated Asset Purchase Agreement is entered into as of the 8th day of September 1998, by and among HydroChem Industrial Services, Inc., a Delaware corporation ("Buyer"), Valley Systems, Inc., a
Delaware corporation ("VSI") and Valley Systems of Ohio, Inc. an Ohio corporation and wholly-owned subsidiary of VSI ("Seller").

         WHEREAS, Buyer and VSI have entered into that certain Asset Purchase Agreement dated September 8, 1998, subsequently amended by that certain Amended and Restated Asset Purchase Agreement dated as of September 8, 1998 (as so amended and restated, the "Purchase Agreement"); and

         WHEREAS, the assets intended to be purchased pursuant to the Purchase Agreement (other than certain assets which are owned by VSI) are the assets of Seller and the obligations and liabilities intended to be assumed by Buyer pursuant to the Purchase Agreement are the obligations and liabilities of Seller as well as VSI; and

         WHEREAS, VSI is willing to be jointly and severally responsible with Seller for any obligations of Seller which have arisen or may arise under the Purchase Agreement; and

         WHEREAS, the parties hereto desire to further amend and restate the Purchase Agreement to modify the provisions relating to the determination of the Closing Date and to make such other modifications as are provided for herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                   Definitions

         For purposes of this Agreement, the following terms have the following meanings.

         "affiliate"--as defined in Section 4.1.

         "Agreement"--this Second Amended and Restated Asset Purchase Agreement.

         "Assets"--as defined in Section 1.1.1.

         "Bill of Sale,  Assignment  and  Assumption  Agreement"--as  defined in
Section 1.1.3.

         "Board"--as defined in Section 1.5.

         "Business Property Rights"--as defined in Section 2.16.2.

         "Buyer"--HydroChem Industrial Services, Inc., a Delaware corporation.

         "Buyer Indemnitees"--as defined in Section 4.1.

         "Buyer's Ceiling Amount"--as defined in Section 4.4.2.

         "CERCLA"--the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Claim"--as defined in Section 4.3.

         "Closing"--as defined in Section 1.6.

         "Closing Balance Sheet"--as defined in Section 2.8.5.

         "Closing Date"--as defined in Section 1.6.

         "Closing Financial Statements"--as defined in Section 2.8.5.

         "Closing Schedules"--as defined in Section 1.7.
 .
         "Code"--the Internal Revenue Code of 1986, as amended, and the regulations and rules issued pursuant thereto, as amended.

         "control"--as defined in Section 4.1.

         "Customer"--as defined in Section 5.2.1.

         "Delivery Date"--as defined in Section 1.7.

         "Employee"--any employee of VSI or Seller.

         "Encumbrances"--options, indentures, mortgages, leases, licenses, restrictions (other than restrictions under applicable securities laws), liens, charges, assessments, pledges, security interests, adverse claims, equities, limitations, community property interests, conditions, equitable interests, rights of first refusal, easements, servitudes or other encumbrances of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment"--soil, land surface or subsurface strata, surface waters (including navigable water, ocean waters, streams, ponds, drainage basins, and wetlands), ground water, sediments, ambient air and natural resources.

         "Environmental Contamination"--as defined in Section 4.5.1.

         "Environmental Due Diligence Review"--as defined in Section 5.5.2.

         "Environmental Law"--any federal, state, or local law that governs protection of the Environment, including, without limitation, those laws relating to the Release, storage or handling of Hazardous Materials; those relating to the treatment, storage, transport, disposal, or other management of waste materials of any kind, and those relating to the protection of Environmentally sensitive areas.

         "Environmental   Liabilities"--any   costs,  damages,   expense,  fine,
penalty, costs of investigation and remediation or any other liability arising from or under any Environmental Law.

         "Environmental Remediation"--as defined in Section 4.5.2.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Escrow Agent"--as defined in Section 5.3.1

         "Escrow Agreement"--as defined in Section 5.3.1.

         "Escrow Fund"--as defined in Section 1.2.

         "Exchange Act"--as defined in Section 2.8.1.

         "Expenses"--as defined in Section 5.11.

         "Facilities"--any  real  property,   leaseholds,   or  other  interests
currently owned or operated by VSI or Seller and any buildings, plants or structures currently owned or operated by VSI or Seller.

         "Former Facilities"--any real property, leaseholds, or other interests formerly owned or operated by VSI or Seller and any buildings, plants or structures formerly owned or operated by VSI or Seller.

         "Financial Statements"--as defined in Section 2.8.4.

         "Floor Amount"--as defined in Section 4.4.

         "fraud"--fraud perpetrated or alleged to have been perpetrated by an Indemnifying Party against an Indemnified Party.

         "GAAP"--United States generally accepted accounting principles, applied on a consistent basis.

         "Governmental Body"--any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other government;

         (c) governmental authority of any nature (including any governmental agency, branch, department, or entity and any court or other tribunal);

         (d) multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Materials"--any "hazardous substance," "pollutant or contaminant," and "petroleum" and "natural gas liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and/or the Environment including, without limitation, PCB's, lead paint, asbestos, and radioactive materials.

         "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Indemnified Party"--as defined in Section 4.3.

         "Indemnifying Party"--as defined in Section 4.3.

         "knowledge"--the actual knowledge of any director, officer, regional manager, or branch manager of VSI or Seller.

         "Leases"--as defined in Section 2.12.2.

         "Legal Requirement"--any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Losses"--as defined in Section 4.1.

         "material"--an item is "material" if its presence or absence, as required by the context, would have a material adverse effect upon the assets, financial condition, results of operations, business or affairs of a Person and any affiliates of such Person with whom such Person, in accordance with GAAP, consolidates financial statements, taken as a whole.

         "Order"--any award, decision, injunction, judgment, order, ruling, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Preliminary Schedules"--as defined in Section 1.7.
 .
         "Proceeding"--any action, arbitration, audit, hearing, investigation, inquiry, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Proxy Materials"--as defined in Section 1.5.

         "Purchase Price"--as defined in Section 1.2.

         "Receivables Guaranty"--as defined in Section 5.1.

         "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, pumping, pouring, emptying, or injecting into the Environment, whether intentional or unintentional.

         "Rules"--as defined in Section 5.15.

         "Schedules"--all Schedules to this Agreement, including the Preliminary Schedules and the Closing Schedules.

         "SEC"--as defined in Section 2.8.2.
 .
         "SEC Reports"--as defined in Section 2.8.2.

         "Securities Act"--as defined in Section 2.8.1.

         "Seller"--Valley Systems of Ohio, Inc., an Ohio corporation (including all prior subsidiaries).

         "Seller's Ceiling Amount"--as defined in Section 4.4.1.

         "Stockholders"--Rollins Investment Fund; Rollins Holding Company, Inc.; and their respective affiliates.

         "Superior Takeover Proposal"--as defined in Section 5.6.

         "Termination Date"--as defined in Section 5.4.1.

         "Third Party"--as defined in Section 5.6.

         "Third Party Claim"--as defined in Section 4.3.

         "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand, notice or statement has been made (orally, to the knowledge of Seller, or in writing).

         "VSI"--Valley Systems, Inc., a Delaware corporation (including all prior subsidiaries).

         "WARN"--as defined in Section 2.18.7.

         1. Purchase and Sale of Assets; Assumption of Specified Liabilities.

                  1.1      Agreement to Purchase and Sell.

                           1.1.1 Upon the terms and  subject  to the  conditions
                  set forth herein and upon the representations and warranties made herein by each of the parties hereto, at the Closing (as such term is hereinafter defined), each of VSI and Seller respectively shall sell, grant, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from each of VSI and Seller respectively, all of the respective assets and properties of each of VSI and Seller of every kind, nature and description (wherever located), as the same shall exist on the Closing Date, except those assets and properties specifically excluded pursuant to Section 1.1.2 hereof (said assets and properties so to be sold, granted, conveyed, transferred, assigned and delivered to Buyer being hereinafter collectively referred to as the "Assets"). Without limiting the generality of the foregoing, the Assets shall include, but shall not be limited to, the following respective assets and properties of each of VSI and Seller:

                                    (i) all  real  property,  interests  in real
                           property (including, without limitation, leases), and structures and improvements located on real property, and all the easements and uses which benefit any such real property;

                                    (ii)    all notes and accounts receivable;

                                    (iii)    all     machinery,     inventories,
                           inventories of parts, computers, furniture, furnishings, fixtures, office supplies and equipment, automobiles, trucks, vehicles, returnable containers, tools and parts, and work in process;

                                    (iv)  all  technology,   know-how,  designs,
                           devices, processes, methods, inventions, drawings, schematics, specifications, standards, trade secrets and other proprietary information, and all patents and applications therefor and all trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations, the applications therefor and the licenses thereto, together with the goodwill and the business appurtenant thereto;

                                    (v)      all      drawings,      blueprints,
                           specifications, designs and data of Seller (including drawings, blueprints, specifications, designs and data of Seller used by or in the possession of any Third Party);

                                    (vi)  all   catalogues,   brochures,   sales
                           literature, promotional material and other selling material of Seller;

                                    (vii) all books and  records  and all files,
                           documents, papers, agreements, books of account and other records pertaining to the Assets or to the business of Seller which are located at the offices, plants, warehouses or other locations used in connection with the Assets;

                                    (viii) all  rights,  title and  interest  of
                           Seller under all contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments Buyer will assume pursuant to Section 1.3 hereof;

                                    (ix)  all  laboratory  equipment  (including
                           laboratory   notes   and   supplies)   and   chemical
                           inventories;

                                    (x) all lists of past, present and qualified
                           prospective customers of the business of Seller;

                                    (xi) all  goodwill  relating to the business
                           of Seller as a going concern, together with the right to represent oneself to third parties as the new owner of such business;

                                    (xii) all  governmental and product licenses
                           and permits, approvals, license and permit applications and license and permit amendment applications;

                                    (xiii) all  claims  against  third  parties,
                           whether or not asserted and whether now existing or hereafter arising, related to the business of Seller or the Assets (including, without limitation, all claims based on any indemnities or warranties in favor of Seller relating to any of the Assets);

                                    (xiv) all other  assets  and rights of every
                           kind and nature, real or personal, tangible or intangible, of Seller;

                                    (xv)  all  cash  on  hand,   including  bank
                           accounts (other than the Purchase Price depository account) and temporary cash investments;

                                    (xvi) all  claims  for  refunds of taxes and
                           other governmental charges for periods ending on or prior to the Closing Date; and

                                    (xvii) all safe deposit boxes and lockboxes,
                           as well as the contents thereof.

                           Without limiting the generality of the foregoing, the
                  Assets shall, except as set forth in Section 1.1.2 hereof, include all assets set forth in a detailed list of fixed assets as of June 30, 1998, prepared from the accounting records of VSI and Seller, indicating the respective assets of VSI and Seller, and attached hereto as Schedule 1.1.1, and all such assets as may have been acquired by VSI or Seller which would be included on a list prepared in like manner from such accounting records as of the Closing Date, except any such assets which may have been disposed of since June 30, 1998, in the ordinary course of business on a basis consistent with past practice.

                           1.1.2 Anything herein contained to the contrary notwithstanding, the following respective assets and properties of each of VSI and Seller are specifically excluded from the Assets and shall be retained respectively by VSI or
                  Seller:

                                  (i) claims or rights against third parties relating to liabilities or obligations which are not expressly assumed by Buyer pursuant to Section 1.3 hereof;

                                  (ii) rights under insurance policies (including directors and officers liability insurance), including rights to any cancellation value on the

                         Closing Date, except that VSI and Seller shall assign, to the extent such assignment is enforceable, to Buyer rights under policies (other than directors and officers liability insurance) (or make the proceeds available) with respect to claims arising out of transactions prior to the Closing Date which Buyer shall have agreed to assume pursuant to Section 1.3 below; in the event that such an assignment is not enforceable and in order that the full value of all rights of the character described in this clause (ii) of this Section 1.1.2 and all claims on such policies may be realized, each of VSI and Seller shall, by itself or by its agents, at the request and expense and under the direction of Buyer, until the entire Escrow Fund has been released pursuant to Section 5.3 hereof, in the name of VSI or Seller or otherwise as Buyer shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary or proper (x) in order that the rights of each of VSI and Seller under such policies shall be preserved and (y) for, and to facilitate, the collection of the monies due and payable, and to become due and payable, to each of VSI and Seller in and under every such policy in respect of every such claim, and each of VSI and Seller shall hold the same for the benefit of and pay the same over promptly to Buyer;

                                  (iii) the stock books,  minute books and other
                         corporate and financial books and records of each of VSI and Seller (but each of VSI and Seller shall, upon request by Buyer and, after Closing, at Buyer's expense, provide copies of such financial books and records to Buyer);

                                  (iv) all shares of capital stock of Seller;

                                  (v)  funds held in respect of the VSI 401(k)
                         plan; and

                                  (vi) any prepaid   expenses of  VSI  or Seller
                         incurred in connection with the negotiation, preparation, execution or performance of this Agreement or the transactions contemplated hereby.

                         1.1.3 Subject to Section 1.1.4 hereof,  at the Closing,
                each of VSI and Seller shall execute and deliver to Buyer (i) a Bill of Sale, Assignment and Assumption Agreement, in the form attached hereto as Exhibit "A" (the "Bill of Sale, Assignment and Assumption Agreement"), under the terms of which each of VSI and Seller shall sell, grant, convey, assign, transfer and deliver their respective portions of the Assets to Buyer, and
                (ii) such other bills of sale, deeds, instruments of assignment and other appropriate documents as may be reasonably requested by Buyer in order to carry out the intentions and purposes hereof.

                         1.1.4 Nothing in this  Agreement  shall be construed as
                an attempt or agreement to assign (i) any contract, agreement, license, lease, sales order, purchase order or other commitment which is nonassignable without the consent of the other party or parties thereto unless such consent shall have been given or
                (ii) any contract or claim as to which all the remedies for the enforcement thereof enjoyed by VSI or Seller would not pass to Buyer as an incident of the assignments provided for hereby. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) of this
                Section 1.1.4 and all claims and demands on such contracts may be realized, each of VSI and Seller shall, by itself or by its agents, at the request and expense and under the direction of Buyer, until the entire Escrow Fund has been released pursuant to Section 5.3 hereof, in the name of VSI or Seller or otherwise as Buyer shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall in the reasonable opinion of Buyer be necessary or proper
                (x) in order that the rights and obligations of each of VSI and Seller under such contracts shall be preserved and (y) for, and to facilitate, the collection of the monies due and payable, and to become due and payable, to VSI or Seller in and under every such contract and claim and in respect of every such claim and demand, and each of VSI and Seller shall hold the same for the benefit of and pay the same over promptly to Buyer.

         1.2 Purchase Price; Payment. Upon the terms and subject to the conditions set forth herein, in reliance upon the representations, warranties, covenants and agreements of each of VSI and Seller contained herein, and in exchange for the sale, grant, conveyance, assignment, transfer and delivery of the Assets, Buyer agrees, subject to Section 1.9 hereof, to pay to VSI and Seller the sum of $29,800,771 (the "Purchase Price"), payable at the Closing as follows: (i) by wire transfer of $25,800,771 in immediately available funds to VSI and Seller in such bank accounts as designated by Seller in writing to Buyer at least 24 hours prior to the Closing; and (ii) by depositing $4,000,000 (the "Escrow Fund") with the Escrow Agent to be held and disposed of pursuant to the Escrow Agreement.

         1.3 Assumption of Specified Liabilities. At the Closing, and as additional consideration for the sale, grant, conveyance, assignment, transfer and delivery of the Assets, subject, however, to Sections 1.1.4 and 1.4 hereof, Buyer shall assume and agree to pay, perform and discharge when due only the following:

                         (i) those  liabilities  or  obligations of Seller which
                are listed on Schedule 1.3A hereof (which shall be the detail of the liabilities reflected in the balance sheet included in the Financial Statements dated June 30, 1998 as updated to the Closing Date pursuant to Section 1.9 hereof) which updated
                Schedule 1.3A shall prevail in the event of a conflict between the Closing Balance Sheet and such updated Schedule 1.3A (depending upon the category of the liability being assumed by Buyer, the parties shall mutually agree (as denoted in Schedule 1.3A) whether (i) Buyer will pay the liability to the obligee on behalf of Seller up to the amount of the accrued liability, (ii) Buyer will pay the amount of the accrued liability directly to Seller and Seller will pay the liability to the obligee, or
                (iii) Buyer will pay the liability to the obligee up to the amount of the accrued liability; and

                         (ii) those liabilities and obligations of either of VSI
                or Seller which arise under the terms of a contract, agreement, license, lease, sales order, purchase order or other commitment which is listed on Schedule 1.3B hereof (as updated to the Closing Date pursuant to Section 1.9 hereof) or is not required by the last sentence of this Section 1.3(ii) to be so listed.
                Schedule 1.3B shall only list (x) master service agreements of Seller assumed by Buyer (y) agreements under which either VSI or Seller have indemnified or provided a guaranty to any Person and
                (z) contracts, agreements, licenses, leases, sales orders, purchase orders or other commitments of Seller assumed by Buyer which involve services or annual payments to or from either of VSI or Seller in excess of $10,000; and

                         (iii) all liabilities and obligations of VSI and Seller
                incurred in the ordinary course of business on or after January 1, 1999 through the Closing Date.

                Subject to Sections 1.1.4 and 1.4 hereof, at the Closing, Buyer shall execute and deliver to Seller the Bill of Sale, Assignment and Assumption Agreement assuming the liabilities and obligations of Seller referred to in this Section 1.3.

         1.4 Non-Assumption of Certain Liabilities. Buyer is not assuming, and shall not be deemed to have assumed, any liabilities or obligations of Seller or VSI of any kind or nature whatsoever, except as expressly provided in Section
1.3 hereof. Anything in Section 1.3 hereof or elsewhere herein to the contrary notwithstanding and without limiting the generality of the foregoing, it is hereby agreed that Buyer is not assuming, and shall not be deemed to have assumed, any liability and shall not have any obligation for or with respect to any liability or obligation of VSI or Seller:

                         (i) under any  employee  benefit  plan of VSI or Seller
                other than any accrued liabilities specifically assumed by Buyer pursuant to Section 1.3 above;

                         (ii) in respect of (x) any sales,  use or excise taxes,
                income taxes, taxes based on or measured by income or franchise taxes attributable to periods or events prior to or ending on the Closing Date or (y) any sales, use or excise taxes, income taxes, or any other taxes, legal, accounting, brokerage, finder's fees, or other expenses of whatsoever kind or nature incurred by VSI or Seller or any affiliate, stockholder, director, Employee or officer of VSI or Seller as a result of the consummation of the transactions contemplated hereby (other than such taxes, fees and expenses which are accrued in the ordinary course of business prior to Closing);

                         (iii) arising out of any action, condition, suit or proceeding based upon an event occurring or a claim arising (x) prior to the Closing Date or (y) after the Closing Date in the case of claims in respect of products sold or services provided by VSI or Seller prior to the Closing Date and attributable to acts performed or omitted by VSI or Seller prior to the Closing Date, provided, however, that Buyer shall assume any such liability or obligation to the extent it has been reserved against on the Closing Balance Sheet;

                         (iv) pursuant to existing loan  agreements  (other than
                payment obligations assumed pursuant to Section 1.3 above), and all agreements executed in connection therewith; or

                         (v) to any  present  or  former  shareholder,  officer,
                director or Employee of VSI or Seller (including, without limitation, for bonuses, fringe benefits, vacation or holiday pay, wages or severance pay, but excluding any accrued liabilities specifically assumed by Buyer pursuant to Section
                1.3 above).

         1.5 Stockholder Approval; Voting. Seller, acting through its board of directors, shall, unless there exists a Superior Takeover Proposal, as soon as practicable after the date hereof (i) seek the written consent of its sole stockholder, VSI, approving this Agreement and all transactions contemplated hereby. VSI, acting through its board of directors (the "Board"), shall, unless there exists a Superior Takeover Proposal, as soon as practicable after the date hereof (i) seek to obtain the written consent of stockholders owning not less than that number of shares of VSI capital stock required under applicable law in order to approve the transactions contemplated hereby; (ii) recommend that such stockholders of VSI consent to the approval and adoption of this Agreement and all transactions contemplated hereby; (iii) distribute to its stockholders the definitive information statement materials with respect to the sale of the Assets in accordance with Regulation 14C under the Exchange Act, other applicable federal and state laws, (the "Proxy Materials"); (iv) use its reasonable efforts to obtain the necessary approvals by VSI's stockholders of this Agreement and all transactions contemplated hereby; and (v) will, as the sole stockholder of Seller, consent in writing, with respect to all outstanding shares of capital stock of Seller, to the execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Seller. Contemporaneously herewith, each of Rollins Investment Fund and Rollins Holding Company, Inc., has executed an agreement whereby each of them has agreed to consent in writing, with respect to all shares of capital stock of VSI respectively beneficially owned by them, to the execution and delivery of, and consummation of the transactions contemplated by, this Agreement by VSI unless there exists a Superior Takeover Proposal.

         1.6 Closing. The closing of the purchase and sale of the Assets provided herein (the "Closing") shall occur (i) at the office of Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, at 10:00 a.m., local time, during the week of January 4, 1999 through January 8, 1999, with the parties intending to close on January 5, 1999, or (ii) at such other time and place or on such other date as VSI, Seller and Buyer may mutually agree (such date and time of Closing being herein referred to collectively as the "Closing Date"). Regardless of the actual Closing Date, the Closing shall be deemed to have occurred as of 12:01 a.m. January 1, 1999.

         1.7 Delivery of Schedules and Exhibits. Within twenty business days of the date of this Agreement, VSI and Seller shall deliver to Buyer all schedules (other than Schedule 2.9, which shall be delivered within twenty-five business days of the date of this Agreement) and exhibits to this Agreement (the date of delivery of the last such schedule or exhibit, including Schedule 2.9, being referred to herein as the "Delivery Date"), such schedules being true and correct in all material respects at and as of the Delivery Date (except for Schedules 1.1.1 and 1.3A, which shall be true and correct at and as of June 30,
1998) (collectively, the "Preliminary Schedules"). The Preliminary Schedules shall be updated as required pursuant to Section 1.3 hereof and otherwise as necessary so as to be true and correct at and as of the Closing Date (collectively, as so updated, the "Closing Schedules"). The Closing Schedules shall be delivered in accordance with Section 1.9 hereof; provided that any objection by Buyer to any of the Closing Schedules delivered not later than five days prior to Closing must be made by Buyer prior to Closing. Each of the Preliminary Schedules and the Closing Schedules shall be in a form reasonably satisfactory to Buyer.

         1.8 Allocation of Purchase Price. The consideration given by Buyer under this Agreement (including without limitation the payment of the Purchase Price and the assumption of liabilities pursuant to Section 1.3 hereof) shall be allocated among the Assets in accordance with section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. A schedule setting forth such proposed allocations shall be prepared by Buyer and delivered to Seller within 120 days following the Closing Date. The allocation as set forth on such schedule shall be reasonably determined by Buyer and shall be reasonably satisfactory to Seller. Buyer, VSI and Seller agree to make such allocation in filing their respective tax returns or declarations for applicable United States income tax purposes.

         1.9 Closing Balance Sheet and Tax Liability Adjustment

                         1.9.1 Within 45 days  following the Closing  Date,  VSI
                and Seller, with the reasonable assistance and cooperation of Buyer (including use of employees of Buyer who were employees of Seller immediately prior to Closing at no cost to Seller), shall prepare and deliver to Buyer the Closing Balance Sheet and the Closing Schedules. The Closing Balance Sheet and the Closing Schedules shall be prepared from the books and records of VSI and Seller concerning their respective businesses in accordance with GAAP on a basis consistent with that used in the preparation of the balance sheet included in the Financial Statements dated June 30, 1998. Buyer, with the reasonable assistance and cooperation of VSI and Seller, shall have 30 days to review the Closing Balance Sheet and the Closing Schedules after receipt thereof from VSI and Seller. On or before the expiration of such 30-day period, Buyer shall deliver to VSI and Seller a written statement accepting or objecting to the Closing Balance Sheet and the Closing Schedules. In the event that Buyer shall object to the Closing Balance Sheet, the Closing Schedules or both, such statement shall include a detailed itemization of Buyer's objections and its reasons therefor. If no statement is delivered by Buyer to VSI and Seller within such 30-day period, Buyer shall be deemed to have accepted the Closing Balance Sheet and the Closing Schedules.

                         1.9.2 In the event that Buyer  shall  timely  object to
                the Closing Balance Sheet, Buyer, VSI and Seller shall promptly meet and in good faith attempt to resolve such objection or objections. Any of such objections which cannot be resolved between Buyer, VSI and Seller within 30 days following VSI's and Seller's receipt of Buyer's statement of objections shall be submitted to binding arbitration conducted by the independent accounting firm of Arthur Andersen LLP. In the event that Buyer shall timely object to any of the Closing Schedules, such objection shall be resolved in accordance with Section 5.15 hereof.

                         1.9.3 In the event that the net assets reflected on the
                Closing Balance Sheet, after all of Buyer's objections thereto shall have been resolved in accordance with Section 1.9.2 hereof, are greater or less than $5,353,593 (i.e. the amount of the net assets reflected on the balance sheet included in the Financial Statements dated June 30, 1998), then the amount of any such excess or deficiency shall be paid to VSI and Seller
                (in the case of an excess) or Buyer (in the case of a deficiency) by the other by wire transfer of immediately available United States funds within three business days of such resolution, receipt of Buyer's written acceptance of the Closing Balance Sheet or expiration of Buyer's 30-day period for objection to the Closing Balance Sheet.

2. Subject to attachment of the Schedules as provided in Section 1.7 hereof, VSI and Seller hereby jointly and severally represent and warrant to Buyer as follows (Seller and VSI reserving the right to attach at the Delivery Date and update at and as of the Closing Date Schedules in addition to those called for herein and to add references thereto in the following warranties and representations as appropriate):

         2.1 Existence; Good Standing; Corporate Authority; Compliance With Law. Each of VSI and Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not be material; (iii) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in material default with respect to any Order of any Governmental Body or arbitration board; (v) is not in material violation of any Legal Requirement to which it is subject; and (vi) has obtained all material licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

         2.2 Authorization, Validity and Effect of Agreements

                         2.2.1 The execution and delivery of this  Agreement and
                all agreements and documents contemplated hereby by Seller and VSI, and the consummation by each of Seller and VSI of the transactions contemplated hereby, have been duly authorized by the Board and the board of directors of Seller and, except for the approval of the stockholders of VSI and Seller, no other corporate proceedings on the part of Seller or VSI are necessary to authorize this Agreement and the transactions contemplated hereby.

                         2.2.2 This  Agreement  constitutes,  and all agreements
                and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Seller and VSI enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                         2.2.3 The execution  and delivery of this  Agreement by
                each of Seller and VSI does not, and the consummation of the transactions contemplated hereby by each of Seller and VSI will not, except as set forth in Schedule 2.2 hereof (which Schedule
                2.2 will include reference to compliance with the HSR Act), (i) require the consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body or any Third Party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrance upon any part of the property of Seller or VSI pursuant to any provision of, any Order, indenture, mortgage, lease, license, lien, or other agreement or instrument to which VSI or Seller is a party or by which either of them is bound; or
                (iii) violate or conflict with any provision of the bylaws or the Certificate of Incorporation of VSI or Seller as amended to the date hereof.

         2.3 Capitalization and Ownership. The authorized capital stock of VSI consists solely of (i) 12,000,000 shares of common stock, par value $.01 per share, of which 7,906,617 shares and no more are presently issued and outstanding and (ii) 55,000 shares of Series C preferred stock, par value $0.10 per share, of which 55,000 shares and no more are presently issued and outstanding. All issued and outstanding shares of capital stock of Seller are owned beneficially and of record by VSI. All of such capital stock of VSI and of Seller has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth in Schedule 2.3B hereof, there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require VSI or Seller to sell or issue, or to require VSI or the Stockholders to sell or otherwise transfer, any capital stock or other securities of VSI or Seller.

         2.4 Affiliated Entities. Neither VSI nor Seller owns, nor has either of them owned since September 4, 1998, directly or indirectly, a majority or controlling interest in any corporation (other than VSI's ownership of Seller), business trust, joint stock company, partnership or other business organization or association relating to the business operations of Seller.

         2.5 Jurisdictions. Schedule 2.5 hereof contains a list of all jurisdictions in which each of VSI and Seller is presently licensed or qualified to do business. To the best knowledge of VSI and Seller, VSI and Seller has each complied in all material respects with all applicable laws of each such jurisdiction and all applicable rules and regulations of each regulatory agency therein. Neither VSI nor Seller (i) has been denied admission to conduct any type of business in any jurisdiction in which it is not presently admitted as set forth in such Schedule 2.5, (ii) has had its license or qualifications to conduct business in any jurisdiction revoked or suspended, or (iii) has been involved in any Proceeding to revoke or suspend a license or qualification.

         2.6 Records Each of VSI and Seller shall have delivered or made available to Buyer and its counsel on or prior to the Delivery Date true and complete copies of its respective Certificate or Articles of Incorporation, bylaws, minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting, partnership agreements and certificates, and other organizational documents, of VSI and Seller, and such documents are in full force and effect on the date hereof.

         2.7 Bank Accounts. Schedule 2.7 hereof sets forth the name of each bank, savings institution or other Person with which VSI or Seller has an account, lockbox or safe deposit box and the names and identification of all Persons authorized to drawn thereon or to have access thereto.

         2.8 Financial Statements.

                         2.8.1 Since June 30, 1996,  the filings  required to be
                made by each of VSI and Seller under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been filed with the SEC as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and each of VSI and Seller have complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

                         2.8.2 VSI and Seller shall have made available to Buyer
                on or prior to the Delivery Date a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by VSI or Seller with the Securities and Exchange Commission (the "SEC") since June 30, 1996 (such documents as filed, and any and all amendments thereto, being collectively referred to herein as the "SEC Reports").

                         2.8.3 The SEC Reports, including without limitation any
                financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by each of VSI and Seller with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                         2.8.4 The audited consolidated financial statements and
                unaudited interim financial statements of VSI and Seller included in the SEC Reports (collectively, the "Financial Statements") have been prepared, and the audited consolidated financial statements and unaudited interim financial statements of VSI and Seller as included in all forms, reports or other documents filed with the SEC after the date hereof will be prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of VSI and Seller as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

                         2.8.5 As soon as  reasonably  practical  following  the
                Closing Date, VSI and Seller (with the reasonable assistance and cooperation of Buyer and employees of Buyer who were employees of Seller immediately prior to Closing, such assistance to be at no cost to VSI or Seller) will cause to be prepared each of the following with respect to VSI and Seller, as at and of the Closing Date: an audited consolidated balance sheet (the "Closing Balance Sheet"), an audited consolidated statement of operations, an audited consolidated statement of cash flows and an audited consolidated statement of stockholders' equity (collectively with the Closing Balance Sheet, the "Closing Financial Statements"), which Closing Financial Statements will be prepared in accordance with GAAP on a basis consistent with the Financial Statements. In addition, the Closing Balance Sheet shall be in the form of the balance sheet included in the Financial Statements dated June 30, 1998. One half of the fees paid to independent accounting firms incurred in connection with the audit and preparation of the Closing Financial Statements shall be paid by VSI and Seller and the other half shall be paid by Buyer.

         2.9 Neither VSI nor Seller has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the audited consolidated financial statements of VIS and Seller or reflected in the notes thereto for the year ended June 30, 1998, (ii) have been accrued or been reserved against since June 30, 1998, and are disclosed on Schedule 2.9 or (iii) that were incurred after June 30, 1998, in the ordinary course of business and would not have a material effect on VSI or Seller.

         2.10 Absence of Certain Changes or Events. Since June 30, 1998, neither VSI nor Seller has:ts

                         (i) incurred  any  obligation  or  liability  (fixed or
                contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse, and except in connection with this Agreement and the transactions contemplated hereby;

                         (ii) discharged or satisfied any Encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                         (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets or properties (other than inchoate real estate tax liens not due and payable, mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

                         (iv) transferred,  leased or otherwise  disposed of any
                of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

                         (v) cancelled or compromised any debt or claim,  except
                in the ordinary course of business and consistent with past practice;

                         (vi)   waived or released any rights of material value;

                         (vii) except pursuant to those contracts  listed on the
                Schedules hereof, transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

                         (viii) made or granted any wage or salary increase applicable to any group or classification of Employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or Employee, except in the ordinary course of business or as listed on the Schedules hereof;

                         (ix) entered into any transaction, contract or commitment, except (a) contracts listed on the Schedules hereof and (b) this Agreement and the transactions contemplated hereby; or

                         (x) suffered any  casualty  loss or damage  (whether or
                not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business.

         2.11 Taxes. Each of VSI and Seller (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date hereof which relate to it or with respect to which it or the Assets are liable or otherwise in any way subject; (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed); and (iii) has properly accrued for all such taxes accrued in respect of it or the Assets for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date hereof and no audits are in process and no notification of audit to begin has been received for which claims are unasserted. The consolidated tax returns of VSI and Seller for tax year 1995 have been audited by the Internal Revenue Service. Copies of all federal, state, local and foreign income (or franchise) tax returns of VSI and Seller for tax years 1996 and thereafter have been made available for inspection by Buyer.

                2.12     Real Property

                         2.12.1  Schedule  2.12A  hereof   identifies  the  real
                property owned, either in whole or in part, by each of VSI and Seller.

                         2.12.2 Schedule 2.12B hereof identifies the real property leased or subleased by each of VSI and Seller (the
                "Leases"). Neither VSI nor Seller has received any written notification that it is in default with respect to any of the Leases nor are there any disputes between any landlord and VSI or Seller with respect to the Leases that would affect the right of VSI or Seller, as the case may be, to remain in possession or otherwise affect the current use of the property leased. Except as set forth in Schedule 2.12B hereof, each of VSI and Seller has performed all material obligations required to be performed by it to date under, and is not in material default in respect of, any Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default. To the best of each of VSI's and Seller's knowledge, no other party to any Lease is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                         2.12.3 True and  complete  copies of all Leases and all
                title reports, surveys and other leases relating to the real property owned by VSI or Seller shall have been made available to Buyer or its representatives on or prior to the Delivery Date.

         2.13 Personal Property. The machinery, equipment, furniture, fixtures and other tangible personal property owned, leased or used by each of VSI and Seller are sufficient and adequate to carry on their respective businesses as presently conducted and are in good operating condition and repair and are suitable for the purposes for which they are used, normal "wear and tear" excepted.

         2.14 Title to Property; Encumbrances. Either VSI or Seller has good, valid and, in the case of real properties, marketable title to all the properties and assets shown on the Financial Statements or thereafter acquired, including the Assets (except for (i) inventory subsequently sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice, (ii) accounts receivable subsequently collected in the ordinary course of business consistent with past practice and (iii) immaterial amounts of inventory, machinery and equipment that have been determined to be obsolete or otherwise not necessary and have been disposed of in the ordinary course of business consistent with past practice), in each case free and clear of all

Encumbrances except for any Encumbrance reflected in Schedule 2.14 hereof. All buildings, structures, improvements and fixtures owned, leased or used by VSI or Seller in the conduct of their respective businesses conform in all material respects to all applicable codes, and rules adopted by any applicable
Governmental Body or national and local associations and boards of insurance underwriters; and all such buildings, structures, improvements and fixtures are in good operating condition and repair, normal "wear and tear" excepted.

         2.15 Insurance. Schedule 2.15 hereof sets forth a complete list of all policies of or binders for fire, liability, worker's compensation and other forms of insurance owned or held by each of VSI and Seller. All such policies, or binders thereof, are in full force and effect, all premiums with respect thereto covering all periods up to and including the respective dates set forth in Schedule 2.15 hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders (i) are sufficient for compliance with all requirements of law currently applicable to each of VSI and Seller and of all agreements to which each of VSI and Seller is a party or by which any of them is bound; (ii) are in such amounts and types of coverage as are customarily maintained by businesses of the size and type as VSI's and Seller's; (iii) provide insurance coverage adequate for the Assets and present operations of VSI and Seller; (iv) will remain in full force and effect through the respective dates set forth in
Schedule 2.15 hereof without the payment of additional premiums; and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 2.15 hereof also identifies all risks which each of VSI and Seller has designated as being self-insured. Neither VSI nor Seller has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

         2.16 Business Property Rights

                         2.16.1 Schedule 2.16 hereof sets forth (i) all computer
                software, patents, and registrations for trademarks, trade names, service marks and copyrights which are unexpired as of the date hereof and which are used in connection with the operation of each of VSI's and Seller's business, as well as all applications pending on said date for patents or for trademark, trade name, service mark or copyright registrations, and all other trade secrets and proprietary rights, owned or held by each of VSI and Seller and which are reasonably necessary to, or used in connection with, the business of each of VSI and Seller; and (ii) all licenses (other than shrink wrap licenses) granted by or to VSI or Seller and all other agreements to which VSI or Seller is a party and which relate, in whole or in part, to any items of the categories mentioned in (i) above or to any trade secret or other proprietary rights of VSI or Seller which are reasonably necessary to, or used in connection with, the business of VSI or Seller.

                         2.16.2 The property referred to in Section 2.16.1 hereof, together with (i) all designs, methods, inventions, know-how, related thereto and (ii) all trademarks, trade names, service marks, and copyrights claimed or used by either VSI or Seller which have not been registered (collectively "Business Property Rights"), constitute all such proprietary rights owned or held by either VSI or Seller and which are reasonably necessary to, or used in the conduct of the business of either VSI or Seller. All of those items designated as trade secrets and all related designs, methods, inventions and know-how constitute trade secrets of VSI or Seller within the meaning of all applicable laws, and each of VSI and Seller has taken all necessary steps required by law to protect these trade secrets as such. With respect to each such trade secret, the documentation relating to such trade secret is current, accurate, and sufficient in detail and content to identify it and to allow its full and proper use. No such trade secrets are part of the public knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any Third Party or otherwise to the detriment of VSI or Seller.

                         2.16.3 Each of VSI and Seller, as the case may be, owns
                or has valid rights to use all such Business Property Rights without conflict with the rights of others. Except as set forth in Schedule 2.21 hereof, no Person or corporation has made or, to the knowledge of each of VSI and Seller, Threatened to make any claims that the operation of the business of VSI or Seller is in violation of or infringes any other proprietary or trade rights of any Third Party. To the knowledge of each of VSI and Seller, no Third Party is in violation of or is infringing upon any Business Property Rights.

         2.17  Collective  Bargaining   Agreements.   There  are  no  collective
bargaining agreements which relate to either VSI or Seller or to which either VSI or Seller is a party or which cover one or more Employees.

       2.18    Employees

                         2.18.1 Schedule 2.18. to this Agreement contains a complete and accurate list of the following information for each Employee, including each Employee on leave of absence or layoff status: (i) name; (ii) address; (iii) telephone number; (iv) social security number; (v) date of birth; (vi) job title; (vii) date of hire; (viii) hourly or weekly compensation rate in effect on June 30, 1998, and a comparison of such rate to that in effect on June 30, 1997; (ix) vacation accrued; and (x) service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan. To the best of each of VSI's and Seller's knowledge, during the past four years neither VSI nor Seller has, directly or indirectly, purchased, leased, acquired any property or obtained any services from, or sold, leased, disposed of any property or furnished any services to, or otherwise dealt with any Employee or any Person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with any Employee, except with respect to remuneration for services rendered as a director, officer or employee of VSI or Seller.

                         2.18.2 To the best of each of VSI's and Seller's knowledge, no part of the property or assets of any Employee or any Person, individual or organization directly or indirectly related to any Employee is used by VSI or Seller.

                         2.18.3 Neither VSI nor Seller has encountered any actual or threatened Employee strike, work stoppage, slowdown or lockout, or had any material change in its relations with Employees, agents, customers or suppliers for the three years prior to the date of this Agreement. No question concerning representation has been raised or is threatened with respect to the Employees.

                         2.18.4 No  "leased  employee",  as that term is defined
                within the meaning of Section 414(n) of the Code, performs services for VSI or Seller other than temporary employees.

                         2.18.5 Except as disclosed in Schedule 2.18 to this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee or current or former officer or director of VSI or Seller to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement; (ii) accelerate the time or payment or vesting, or increase the amount of compensation due any such Employee, officer or director; or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                         2.18.6 Each of VSI and Seller is currently and has always been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of wages and hours, and is not engaged in any unfair labor practice.

                         2.18.7 Neither VSI nor Seller (i) has taken any action which, alone or in conjunction with actions committed by VSI or Seller prior to the Closing Date to be taken in the future, would constitute a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN") or applicable state law; or (ii) has issued any notification of a "plant closing" or "mass layoff" required by WARN or by applicable state law.

         2.19 Other  Contracts.  Schedule 2.19 hereof sets forth all  contracts, understandings and commitments (including, without limitation, mortgages, indentures and loan agreements) to which either VSI or Seller is a party, or to which either of them or any of their respective assets or properties are subject, and which are not specifically referred to in the other Schedules hereof other than those which are exempted by the terms of Section 1.3(ii) hereof from being listed on Schedule 1.3B. True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to in the Schedules will be provided or made available to Buyer and its counsel on or prior to the Delivery Date.

         2.20 No Breach or Default. Neither VSI nor Seller is in material default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a material default under any such contract. Neither VSI nor Seller has any reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

         2.21 Litigation

                         2.21.1 Schedule 2.21 hereof sets forth a list and a summary description of all pending or Threatened Proceedings in respect of each of VSI and Seller, setting forth, with respect to each action or suit, (i) the reserves reflected in the most recent Financial Statements and (ii) the existence and extent of insurance coverage.

                         2.21.2  Except as set forth in  Schedule  2.21  hereof,
                there are no claims or Proceedings pending or Threatened before any Governmental Body or before any arbitrator of any nature, brought by or against VSI or Seller or any of their respective officers, directors, Employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of VSI or Seller or the transactions contemplated by this Agreement, nor does there exist any fact which might reasonably be expected to give rise to any such suit, Proceeding, dispute or investigation.

                         2.21.3 Neither VSI nor Seller nor any of their respective assets or properties is subject to any Order of any Governmental Body or arbitrator, which adversely affects or might reasonably be expected to affect their respective assets, properties, business operation, prospects, net income or financial condition or which would or might reasonably be expected to interfere with the transactions contemplated hereby.

                         2.21.4 Other than as provided in Section 1.4(iii), Buyer is not assuming any liabilities or obligations of VSI or Seller set forth on Schedule 2.21. Schedule 2.21 is provided to Buyer solely for informational purposes. Buyer does, however, agree to cooperate, at Seller's expense, with the reasonable requests of Seller to make available certain witnesses and other evidence during the pendency of the matters set forth in
                Schedule 2.21.

         2.22 Accounts Receivable. All trade accounts receivable of each of VSI and Seller reflected in the Financial Statements and all trade accounts receivable of each of VSI and Seller arising between June 30, 1998 and the Closing Date have arisen in the ordinary course of business and represent bona fide, undisputed indebtedness (subject to no counterclaim, right of setoff or warranty claim other than as will be reserved against in the Closing Balance Sheet) incurred by the applicable account debtor for goods held subject to delivery instructions or shipped or delivered pursuant to a contract of sale or for services performed by VSI or Seller.

         2.23 Inventories and Supplies. The inventories and supplies of each of VSI and Seller reflected in the Financial Statements, or acquired by VSI or Seller between June 30, 1998, and the date hereof, are carried at not in excess of the lower of cost or fair market value, and do not include any inventory which is not usable or saleable in the ordinary course of business of VSI and Seller as heretofore conducted, in each case net of reserves provided therefor in such Financial Statements in accordance with GAAP.

         2.24  Environmental  Matters.  Except  as set  forth in  Schedule  2.24 hereof,

                         2.24.1 Each of VSI and Seller is in compliance with and
                neither is liable under any Environmental Law. Neither VSI nor Seller has received any Order or written notice from any Governmental Body or other Person alleging any violation of or failure to comply with any Environmental Law, or any actual or Threatened obligation to undertake or bear the cost of any Environmental Liabilities with respect to any of the Facilities, or with respect to any property at, to, or from which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, processed, transported, treated, stored, handled, disposed, recycled, or received by VSI or Seller or any of their respective Employees.

                         2.24.2 There are no Claims resulting from any Environmental Liabilities that have been asserted with respect to or affecting any of the Facilities or that relate to ownership or operation by VSI or Seller.

                         2.24.3 There are no Hazardous  Materials  present on or
                in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon except in compliance with Environmental Laws and with regard to which no remedial action would be required if brought to the attention of a Governmental Body with jurisdiction.

                         2.24.4 Either VSI or Seller has delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed by VSI or Seller pertaining to Hazardous Materials in, on, or under, or to Environmental issues relating to, the Facilities or Former Facilities.

         2.25  Customers  and  Suppliers  Except as set forth in  Schedule  2.25 hereof,

                         (i) neither VSI nor Seller has  received  notice  that,
                nor does VSI or Seller have any knowledge that, any customer of VSI or Seller has, will or plans to discontinue doing business with VSI or Seller;

                         (ii) neither VSI nor Seller has any outstanding purchase contracts or commitments or unaccepted purchase orders which are in excess of the normal, ordinary and usual requirements;

                         (iii) no supplier or subcontractor to VSI or Seller has
                reduced its shipments of orders issued by VSI or Seller, or threatened to discontinue, supplying such items or services to VSI or Seller on reasonable terms; and

                         (iv) neither VSI nor Seller has  received  notice that,
                nor does VSI nor Seller have any knowledge that, any such supplier or subcontractor has, will or plans to discontinue doing business with VSI or Seller on substantially the same terms as are consistent with its past practices.

         2.26 No Brokers. Neither VSI nor Seller has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of Buyer, VSI or Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither VSI nor Seller is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         2.27 Indemnities and Guraranties. Neither VSI nor Seller has indemnified or provided a guaranty to any Person except (i) as set forth and described in Schedule 1.3B hereof and (ii) to customers of either in the ordinary course of business.

         2.28 No Misrepresentation or Omission. No representation or warranty by VSI or Seller in this Section 2 or in any other Section of this Agreement, or in any certificate or other document furnished or to be furnished by VSI or Seller pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide Buyer with accurate information as to VSI and Seller.

         2.29 Survival of Representations and Warranties. All representations and warranties by each of VSI and Seller in this Section 2 or in any other Section hereof, or in any certificate or other document furnished or to be furnished by VSI or Seller pursuant hereto, shall survive delivery by Buyer of the consideration to be given by it hereunder and delivery by each of VSI and Seller of the consideration to be given by each hereunder, and shall survive the execution hereof, the Closing hereunder and the Closing Date; provided, however, that no claim based on any breach of any such warranty or any misrepresentation may be made by any Buyer Indemnitee unless written notice with respect thereto is given on or before the third anniversary of the Closing Date.

3. Buyer hereby represents and warrants to Seller and VSI as follows (Buyer reserving the right to attach at the Delivery Date and update at and as of the Closing Date Schedules in addition to those called for herein and to add references thereto in the following warranties and representations as appropriate):

         3.1 Existence; Good Standing; Corporate Authority; Compliance With Law. Buyer (i) is a corporation duly incorporated, validly existing in good standing under the laws of its jurisdiction of incorporation; (ii) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not be material; (iii) has all requisite corporate power and authority to own its properties and carry on its business as now conducted; (iv) is not in material default with respect to any Order of any Governmental Body or arbitration board to which Buyer is a party or is subject; (v) is not in material violation of any laws, ordinances, governmental rules or regulations to which it is subject; and (vi) has obtained all material licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

         3.2 Authorization, Validity and Effect of Agreements.

                         3.2.1 The execution and delivery of this  Agreement and
                all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action.

                         3.2.2 This  Agreement  constitutes,  and all agreements
                and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, bulk sales, preference, equitable subordination, marshalling or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                         3.2.3 The execution  and delivery of this  Agreement by
                Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) except as set forth on
                Schedule 3.2 hereof, require the consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body or any Third Party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Encumbrance upon any part of the property of Buyer pursuant to any provision of, any Order, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound, and (iii) violate or conflict with any provision of the bylaws or Certificate of Incorporation of Buyer as amended to the date hereof.

         3.3 Survival of Representations and Warranties. All representations and warranties by Buyer in this Section 3 or in any other Section hereof, or in any certificate or other document furnished or to be furnished by Buyer pursuant hereto, shall survive delivery by Buyer of the consideration to be given by it hereunder and delivery by each of VSI and Seller of the consideration to be given by each hereunder, and shall survive the execution hereof, the Closing hereunder and the Closing Date; provided, however, that, other than as set forth in Section 4.2 hereof, no claim based on any breach of any such warranty or any misrepresentation may be made by VSI or Seller unless written notice with respect thereto is given on or before the third anniversary of the Closing Date.

4. Indemnification

         4.1  Indemnification  by Seller and VSI.  Subject to the  provisions of
Section 5.15 below and upon the terms and subject to the conditions set forth in Sections 4.3 and 4.5 hereof and this Section 4.1, Seller and VSI, jointly and severally, agree to indemnify, defend, protect, save and hold harmless the Buyer Indemnitees (or any Buyer Indemnitee) against, and will reimburse the Buyer Indemnitees (or any Buyer Indemnitee) for, any and all Losses made or incurred by or asserted against the Buyer Indemnitees (or any Buyer Indemnitee), at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from any of the following (in each case regardless of by whom asserted):

                         4.1.1 any and all  liabilities or obligations of Seller
                or VSI or claims against or imposed on the Buyer Indemnitees (or any Buyer Indemnitee), of any nature, including, without limitation, those relating to the respective business activities of Seller or VSI or to conditions existing on any of the Facilities prior to the Closing Date (whether accrued, absolute, contingent or otherwise and whether a contractual, tax, statutory or other type of liability, obligation or claim) not specifically assumed by Buyer pursuant hereto (including, without limitation, those liabilities or obligations of VSI or Seller specifically referred to in Section 1.4 hereof);

                         4.1.2 any inaccuracy, omission, misrepresentation, breach of warranty or representation, or nonfulfillment of any term, provision, covenant or agreement on the part of Seller or VSI contained herein, or any inaccuracy or misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished by Seller or VSI to Buyer pursuant hereto;

                         4.1.3 Seller's or VSI's failure to comply with any bulk
                transfer provisions which may be in effect in the state or states in which the Assets are located;

                         4.1.4 (i) any  Breach by Seller or VSI of  Seller's  or
                VSI's environmental representation and warranty contained herein; (this indemnity is intended to allocate responsibility between VSI, Seller and Buyer and any other Indemnified Party as contemplated by Section 107(e)(1) of CERCLA or similar law);

                         4.1.5 any and all items listed on the Schedules delivered subsequent to the Closing, objected to by Buyer and determined in accordance with Section 5.15 hereof not to be items assumed by Buyer pursuant hereto.

                As used herein, the term "Losses" shall mean, with respect to any Person or party, any payment, loss, liability, obligation, damage (including, without limitation, consequential, punitive, special or otherwise), deficiency, lien, claim, suit, cause of action, judgment, cost or expense (including, without limitation, reasonable attorneys' fees and court costs and costs of cleanup, containment, or other remediation of the Environment) of any kind, nature or description.

                As used herein, the term "Buyer Indemnitees" shall mean Buyer and any affiliate of Buyer;

                As used herein, the term "affiliate" shall mean, with respect to any Person or party, (i) any Person or party controlling, controlled by or under common control with any such Person or party or (ii) any director or executive officer of any such Person or party or of any Person or party referred to in clause (i) of this paragraph. As used herein, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person or party, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                Notwithstanding anything to the contrary contained herein, the parties agree that any Buyer Indemnitee's sole remedy for any claim for damages (excluding equitable remedies and those resulting from fraud)
        arising under this Agreement (including the Schedules) or any other agreement between Buyer and VSI or Seller entered into in connection herewith (including any claim based upon Seller's warranties, representations and covenants contained herein) shall be limited to the remedies provided in the indemnification provisions of this Section 4 and the Escrow Agreement. Further, Buyer waives all other statutory or common law rights to recover against VSI or Seller for any matter relating to Environmental Contamination, Environmental Liabilities or Hazardous Materials. There shall be no limit on Seller's or VSI's obligation to indemnify and hold harmless any Buyer Indemnitee from or against Losses resulting from fraud.

         4.2 Indemnification by Buyer. Upon the terms and subject to the conditions set forth in Section 4.3 hereof and this Section 4.2, Buyer agrees to indemnify, defend, protect, save and hold harmless Seller and VSI against, and will reimburse Seller and VSI on demand for, any and all Losses made or incurred by or asserted against Seller, at any time after the Closing Date, directly or indirectly, arising out of, related to, caused by, or resulting from (i) any inaccuracy, omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Buyer contained herein, (ii) any inaccuracy or misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished by Buyer to Seller pursuant hereto or (iii) operation of business activities of Buyer after the Closing Date involving the Assets. Within 45 days following the first anniversary of the Closing Date, Buyer shall deliver to VSI and Seller a certificate of Buyer certifying which of those liabilities and obligations of Buyer assumed from VSI or Seller pursuant to this Agreement and listed on
Schedule 1.3A or Schedule 1.3B (each as updated to Closing) had become due and payable but had not been paid in full or resolved as of the first anniversary of the Closing Date. With respect to the liabilities and obligations listed in such certificate (or which were erroneously omitted from such certificate), Buyer's obligations pursuant to this Section 4.2 shall terminate upon the payment or resolution of such liability or obligation. With respect to those liabilities and obligations of Buyer assumed from VSI or Seller pursuant to this Agreement and listed on Schedule 1.3A or Schedule 1.3B (each as updated to Closing) which by their respective terms in effect at Closing will become due and payable later than the first anniversary of the Closing Date, Buyer's obligations pursuant to this Section 4.2 shall terminate upon the payment or resolution of such liability or obligation. In the event the certificate is not timely delivered, Buyer's obligation pursuant to this Section 4.2 shall terminate upon the payment or resolution of all liabilities assumed pursuant to Section 1.3. With respect to all other liabilities and obligations of Buyer assumed from VSI or Seller pursuant to this Agreement, Buyer's obligations pursuant to this Section 4.2 shall terminate upon the third anniversary of the Closing Date. There shall be no limit on Buyer's obligation to indemnify and hold harmless Seller and VSI from or against Losses resulting from fraud.

         4.3 Conditions of Indemnificaiton. With respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters (a "Claim") against which a party hereto is indemnified (the "Indemnified Party") by any other party (the "Indemnifying Party") under Section
4.1 or 4.2 hereof:

                         4.3.1 Promptly after the Indemnified Party first receives written documents pertaining to the Claim, or if such Claim does not involve a Third Party Claim (a "Third Party Claim"), promptly after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any such written documents.

                         4.3.2 The obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to any Claim shall not be affected by the failure of the Indemnified Party to give the notice with respect thereto in accordance with Section 4.3.1 hereof unless the Indemnifying Party shall establish that it has been materially prejudiced thereby.

                         4.3.3 If the Claim  involves a Third Party Claim,  then
                the Indemnifying Party shall, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist with respect to the Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome (in the case of reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Third Party Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under Section 4.1 or 4.2 hereof, regardless of the outcome of such Third Party Claim. If the Indemnifying Party fails or refuses to provide a defense to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the costs, expenses and attorney's fees incurred by the Indemnified Party in connection with such Third Party Claim. In any event, Seller and the Buyer Indemnitees shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

         4.4 Monetary Limits of Indemnification

                         4.4.1 Notwithstanding the provisions of Section 4.1 hereof, Seller and VSI will not be obligated to indemnify or hold harmless any Buyer Indemnitee from or against Losses arising out of or resulting from matters described in Section 4.1, (other than Losses directly or indirectly arising out of, related to, caused by, or resulting from any inaccuracy, omission or misrepresentation contained in, or breach of warranty or representation respecting, Section 2.22), until the amount of such Losses individually or in the aggregate exceed the amount of $200,000 (the "Floor Amount"), it being understood and agreed that the Floor Amount shall be deemed to have been reached as to each of VSI and Seller when Buyer's Losses exceed the amount of $200,000. Upon reaching the Floor Amount, Seller and VSI shall be required to indemnify the applicable Buyer Indemnitee for Losses comprising the Floor Amount as well as all Losses occurring thereafter only from the Escrow Fund and only up to (except in the cases of Losses resulting from fraud) an aggregate amount equal to the amount of the Escrow Fund then outstanding (the "Seller's Ceiling Amount"). Seller and VSI will be obligated to indemnify and hold harmless any Buyer Indemnitee from or against Losses directly or indirectly arising out of, related to, caused by, or resulting from any inaccuracy, omission or misrepresentation contained in, or breach of warranty or representation respecting, Section 2.22 up to the Seller's Ceiling Amount without regard to the Floor Amount. Seller and VSI will be obligated to indemnify and hold harmless any Buyer Indemnitee from or against Losses directly or indirectly arising out of, related to, caused by, or resulting from any inaccuracy, omission or misrepresentation contained in, or breach of warranty or representation respecting, Sections
                2.12.2 or 2.20 without regard to the materiality of such inaccuracy, omission, misrepresentation, or breach of warranty or representation. Notwithstanding the provisions of Section 4.1 hereof and except in the cases of Losses resulting from fraud, Seller and VSI will not be obligated to indemnify or hold harmless any Buyer Indemnitee from or against Losses to the extent such Losses are in excess of the Seller's Ceiling Amount. There shall be no monetary limit on Seller's or VSI's obligation to indemnify and hold harmless any Buyer Indemnitee from or against Losses resulting from fraud.

                         4.4.2 Notwithstanding the provisions of Section 4.2 hereof, Buyer will not be obligated to indemnify or hold harmless Seller or VSI from or against Losses arising out of or resulting from matters described in Section 4.2, (other than Losses directly or indirectly arising out of, related to, caused by, or resulting from any nonfulfillment of any covenant on the part of Buyer contained in Section 1.3 hereof or any certificate related thereto), until the amount of such Losses individually or in the aggregate exceed the Floor Amount. Upon reaching the Floor Amount, Buyer shall be required to indemnify Seller and VSI for Losses comprising the Floor Amount as well as all Losses occurring thereafter only up to (except in the cases of Losses resulting from fraud) an aggregate amount equal to $12,000,000 (the "Buyer's Ceiling Amount"). Buyer will be obligated to indemnify and hold harmless Seller and VSI from or against Losses directly or indirectly arising out of, related to, caused by, or resulting from any nonfulfillment of any covenant on the part of Buyer contained in Section 1.3 hereof up to the Buyer's Ceiling Amount without regard to the Floor Amount. Notwithstanding the provisions of Section 4.2 hereof and except in the cases of Losses resulting from fraud, Buyer will not be obligated to indemnify or hold harmless Seller or VSI from or against Losses to the extent such Losses are in excess of the Buyer's Ceiling Amount. There shall be no monetary limit on Buyer's obligation to indemnify and hold harmless Seller or VSI from or against Losses resulting from fraud.

         4.5 Environmental Remediation

                         4.5.1. The term "Environmental Contamination" shall mean the presence of Hazardous Materials at any of the Facilities. Environmental Contamination is indemnifiable as a Loss under Section 4.1 hereof if it has resulted in the issuance of a final Order or legally enforceable directive by a Governmental Body or if it triggers a Legal Requirement that imposes an obligation to act, or, for Facilities on leased property, when brought to the attention of the landlord as a result of a legal requirement or a requirement under the lease to so notify, results in a legally enforceable demand by the landlord for remediation.

                         4.5.2 The  addressing of  Environmental  Contamination,
                (whether by assessment, negotiation, compromise, risk assessment, cleanup or otherwise) (hereafter "Environmental Remediation") identified by the Environmental Due Diligence Review shall be performed by VSI and Seller, to the extent the cost of the Environmental Remediation of such contamination does not exceed the funds available in the Escrow Fund. If and when funds from the Escrow fund are exhausted, VSI and Seller shall have no obligation to perform any Environmental Remediation or otherwise address any Environmental Contamination. The remediation of Environmental Contamination identified after the Closing shall be the responsibility of Buyer unless Buyer can establish that such contamination arose prior to the Closing. Buyer acknowledges that VSI and Seller shall have no obligation to perform Environmental Remediation unless Environmental Contamination is discovered (i) during the Environmental Due Diligence review set forth in Section 5.5.2; or (ii) by, or as a result of a third party claim or demand; or (iii) due to a Legal Requirement under any Environmental Law. Notwithstanding any other provision of this Section 4.5.2, if, after the Closing Date, Buyer is informed of, or inadvertently discovers Environmental Contamination that does not require the giving of notice to either a Governmental Body or to the landlord pursuant to the applicable lease, Buyer shall give notice of same to VSI and Seller and VSI and Seller shall perform Environmental Remediation to the standards set forth in Section 4.5.4.

                         4.5.3 Seller and VSI have the right to undertake any Environmental Remediation for which they are responsible subject to reasonable agreement of Buyer and VSI regarding access to, and non-interference with activities of Buyer on, the Facilities. Seller and VSI shall be entitled to receive monthly reimbursement from the Escrow Fund for the costs of that Environmental Remediation to the extent funds are available.

                         4.5.4 The extent to which  Environmental  Contamination
                must be  remediated,  if at all,  shall be to the highest levels allowed by law that do not require the imposition of institutional controls unless those controls would not impair the value, or interfere with the reasonable use, of the property, and, if the Facility is on leased property, to whatever level the landlord ultimately agrees; provided however, institutional controls that impair value may be allowed if VSI or Seller pays Buyer for the diminution in value attributable to that impairment.

5. Other Covenants and Agreements

         5.1 Guaranty of Receivables. At the Closing, Seller and VSI shall execute and deliver to Buyer a Guaranty in the form set forth as Exhibit "B" hereto (the "Receivables Guaranty"), under the terms of which Seller and VSI, jointly and severally, shall unconditionally guarantee that all indebtedness represented by the accounts receivable of VSI and Seller as of the Closing Date (less the reserve for doubtful accounts not to exceed an aggregate of $125,000) will be received by Buyer. Within 160 days following the Closing Date, Buyer shall prepare and deliver to VSI and Seller an accounting of collections on such receivables on or before 150 days following the Closing Date, certified as true and correct by the Chief Financial Officer of Buyer. In the event such net indebtedness is not received by Buyer on or before 150 days after the Closing Date, VSI and Seller shall within ten business days following receipt from Buyer of such accounting giving notice to such effect cause the Escrow Agent to make payment from the Escrow Fund to Buyer of an amount in cash equal to the difference between such net indebtedness and the amount received by Buyer for such accounts receivable, whereupon Buyer shall promptly assign or cause to be assigned to VSI or Seller all rights, claims, actions or causes of action which Buyer may have relating to such unpaid receivables. In the event that the amount received by Buyer for such accounts receivable shall be in excess of such net indebtedness, the amount of such excess will be paid by Buyer to VSI (from Buyer's own funds and not from the Escrow Fund) within such ten business day period. During the 150 days following the Closing Date, Buyer shall use reasonable and customary efforts to collect such receivables (but shall not be obligated to initiate litigation) and any amounts received by Buyer in respect of such accounts receivable shall be applied first to the oldest such account receivable of the respective account debtor unless the account debtor specifically directs otherwise in writing without any direction from Buyer.

         5.2 Restrictive Covenants

                         5.2.1 Customer Restriction. Each of Seller and VSI covenants and agrees that it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other Persons or entities, for compensation or not, (i) provide or offer to provide to any Customer (as such term is hereinafter defined) any product or service the same or similar to that offered by VSI or Seller prior to the Closing, or (ii) induce or attempt to induce any Customer to withdraw, curtail or cancel its business with Buyer or in any manner modify or fail to enter into any actual or potential business relationship with Buyer. As used herein, the term "Customer" means any Person or entity for whom VSI or Seller provided services on or prior to the Closing Date or to whom VSI or Seller provided a product on or prior to the Closing Date.

                         5.2.2 Non-Raid. Each Seller and VSI covenants and agrees that it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other Persons or entities, for compensation or not, (i) recruit or otherwise solicit or induce any Person or entity who is, on the Closing Date or thereafter, an employee or vendor of VSI or Seller to terminate their employment with, or otherwise cease their relationship with, Buyer or any of its subsidiaries or affiliates, or (ii) hire, recruit or otherwise solicit any Person or entity who, within the six months immediately preceding the Closing Date, had been an employee or vendor of VSI or Seller.

                         5.2.3 Noncompetition.  Each of Seller and VSI covenants
                and agrees that it shall not, for a period of five years from and after the Closing Date, working alone or in conjunction with one or more other Persons or entities, for compensation or not, permit VSI's or Seller's name to be used by or engage in or carry on, directly or indirectly, either for itself or as a member of a partnership or as a stockholder, investor, agent, associate or consultant of any Person, partnership or corporation (other than Buyer or a subsidiary or affiliate of Buyer), any business in competition with the business as carried on by VSI or Seller on the Closing Date, but only for as long as such like business is carried on by (i) Buyer or any subsidiary or affiliate of Buyer, or (ii) any Person, corporation, partnership, trust or other organization or entity deriving title from Buyer to the assets and goodwill of the business being carried on by VSI or Seller on the Closing Date, in any county in any state of the United States in which Buyer or any subsidiary or affiliate of Buyer conducts business, or in any other county in any state of the United States, or in any country or political subdivision of the world. The parties intend that the covenants contained in this Section 5.2.3 shall be deemed to be a series of separate covenants, one for each county in each state of the United States and for each country and political subdivision of the world and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 5.2.3.

                         5.2.4 Tolling.  The term of the covenants  contained in
                Section 5.2.1, 5.2.2 or 5.2.3 hereof shall be tolled for the period commencing on the date any successful action is filed for injunctive relief or damages arising out of a breach by VSI or Seller of Section 5.2.1, 5.2.2 or 5.2.3 hereof and ending upon final adjudication (including appeals) of such action.

                         5.2.5 Reformation.  If, in any judicial proceeding, the
                court shall refuse to enforce all of the separate covenants contained in Section 5.2.1, 5.2.2 or 5.2.3 hereof because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in Section 5.2.1, 5.2.2 or
                5.2.3 hereof because it is more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

                         5.2.6 Injunctive Relief. Each of VSI and Seller acknowledges that a breach of Section 5.2.1, 5.2.2 or 5.2.3 hereof would cause irreparable damage to Buyer, and in the event of its actual or threatened breach of the provisions of Section 5.2.1, 5.2.2 or 5.2.3 hereof, Buyer shall be entitled to a temporary restraining order and an injunction restraining each of VSI and Seller from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by VSI and Seller. Nothing shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from each of VSI and Seller. Each of VSI and Seller acknowledges that the restrictions set forth in Sections 5.2.1, 5.2.2 and 5.2.3 hereof are reasonable in scope and duration, given the nature of the business of Buyer.

                         5.2.7 Use of Name. Each of Seller and VSI shall discontinue all use of the name "Valley Systems" and any and all derivations thereof within 30 days after the Closing Date (other than in respect of the name of VSI's 401(k) plan prior to its termination).

                         5.2.8 No  Dissolution.  Neither  VSI nor  Seller  shall
                dissolve until the entire Escrow Fund has been released pursuant to Section 5.3 hereof.

         5.3 Escrow

                         5.3.1 The Escrow Fund shall be the exclusive  source of
                recovery in respect of each of VSI's and Seller's indemnification obligations pursuant to Section 4 hereof or otherwise arising under this Agreement (including the Schedules hereto) or any other agreement between Buyer and VSI or Seller entered into in connection herewith, including any claim based upon each of VSI's and Seller's warranties, representations and covenants contained herein including those contained in Section
                5.1 hereof. The Escrow Fund shall be held and distributed, with interest, by Bank One Texas, N.A. (the "Escrow Agent"), pursuant to an Escrow Agreement in the form set forth as Exhibit "C" hereto (the "Escrow Agreement"), which shall be executed and delivered by VSI, Seller and Buyer at the Closing.

                         5.3.2 Buyer shall be entitled to receive from the Escrow Fund a payment equal to the amount, if any, provided for in Section 5.1 hereof without regard to the Floor Amount.

                         5.3.3 Subject to Sections 4.5.2 and 5.3.6 hereof, Seller and VSI shall be entitled to receive from the Escrow Fund the costs of Environmental Remediation at all Facilities not excluded by Buyer from the Assets pursuant to Section 5.5.2 hereof and in accordance with the terms of the Escrow Agreement.

                         5.3.4 In the event  that any Buyer  Indemnitee  has any
                claim for damages based upon VSI's and Seller's warranties, representations and covenants contained herein or otherwise arising hereunder or any other agreement between Buyer and VSI or Seller entered into in connection herewith (other than VSI's and Seller's obligations under Section 5.1 hereof), Buyer shall give written notice of same to VSI and Seller and shall forward a copy of such notice to the Escrow Agent. If VSI or Seller has not corrected or remedied such failure of performance, representation, warranty or covenant within 30 days following receipt of such notice, then VSI and Seller acknowledge, subject to the provisions of Section 5.15 hereof, that Buyer shall be entitled to receive from the Escrow Fund, in accordance with the terms of the Escrow Agreement, the amount of indemnification that Buyer is due pursuant to this Agreement.

                         5.3.5 Provided no dispute or disputes in excess of an aggregate of $3,000,000 (or $2,000,000, if that part of the Escrow Fund subject to Section 5.3.6 hereof has been released to VSI or Seller), less the amount of any payments theretofore made in satisfaction of Seller's or VSI's indemnification and guaranty obligations hereunder, exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the first anniversary of the Closing Date, then $1,000,000, less the amount of any payments in satisfaction of VSI's or Seller's indemnification and guaranty obligations hereunder, will be released to Seller or VSI on the first business day following such first anniversary of the Closing Date. To the extent such a dispute or disputes do exist as to a Claim or Claims on the first anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such Claim or Claims have been fully resolved. Provided no dispute or disputes in excess of an aggregate of $2,000,000 (or $1,000,000, if that part of the Escrow Fund subject to Section 5.3.6 hereof has been released to VSI or Seller), less the amount of any payments theretofore made in satisfaction of Seller's or VSI's indemnification and guaranty obligations hereunder, exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the second anniversary of the Closing Date, then an additional $1,000,000, less the amount of any payments theretofore made in satisfaction of VSI's or Seller's indemnification and guaranty obligations hereunder, will be released to Seller or VSI on the first business day following such second anniversary of the Closing Date. To the extent such a dispute or disputes do exist as to a Claim or Claims on the second anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such Claim or Claims have been fully resolved. Provided no dispute or disputes exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the third anniversary of the Closing Date, then the remainder of the Escrow Fund will be released to Seller or VSI on the first business day following such third anniversary of the Closing Date and the Escrow Agreement shall thereupon terminate. To the extent a dispute or disputes do exist as to a Claim or Claims on the third anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims will be withheld from such release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such Claim or Claims have been fully resolved. Seller's and VSI's obligations hereunder shall not be affected by any termination of the Escrow Agreement.

                         5.3.6 On or before the first anniversary of the Closing
                Date, VSI shall certify in writing to Buyer that VSI or Seller or both have completed the Environmental Remediation of the Environmental Contamination identified by the Environmental Due Diligence Review as required by the terms of Section 4.5 hereof as to all Facilities not excluded by Buyer pursuant to Section
                5.5.2 hereof as well as any Environmental Contamination identified during the Environmental Remediation (or, in the event that such Environmental Remediation is not completed at the first anniversary of the Closing Date, VSI shall deliver a certificate of the environmental engineering and consulting firm which is effecting such Environmental Remediation estimating the additional time required for such completion and the additional cost thereof ("Estimated Additional Remediation Cost"). Upon delivery to Buyer of VSI's certificate or the certificate of such firm, as the case may be, an amount equal to $1,000,000, less the sum of (i) the aggregate cost of such Environmental Remediation (including the Estimated Additional Remediation
                Cost) and (ii) the aggregate amount of other Losses of all other Buyer Indemnitees subject to indemnification pursuant to Section
                4.1 hereof in excess of $3,000,000, shall forthwith be released to VSI and Seller out of the Escrow Fund. In the event that such Environmental Remediation was not completed at the first anniversary of the Closing Date, VSI shall deliver to Buyer a certificate of completion thereof upon such completion containing a statement of the aggregate cost of the Environmental Remediation effected following such first anniversary, and Buyer shall immediately release to Seller or VSI out of the Escrow Fund the amount, if any, which would have been released to Seller or VSI under this Section 5.3.6 following such first anniversary had such actual cost, rather than the Estimated Additional Remediation Cost, been used in such calculation.

         5.4 Conduct of the Business.

                         5.4.1 Affirmative Covenants. On and after the date hereof and until the Closing Date or the date, if any, on which this Agreement is earlier terminated and abandoned pursuant to
                Section 7 hereof (the "Termination Date"), each of Seller and VSI shall:

                                  (i)      conduct its  operations  according to
                         its   ordinary and usual course of business  consistent
                         with past practice; and

                                  (ii) use its reasonable best efforts to preserve intact its business organization and goodwill, to keep available the services of its officers and directors, and to maintain satisfactory relationships with suppliers, distributors, licensors, licensees, customers, Employees and others having business relationships with it.

                         5.4.2 Negative Covenants. Without limiting the generality of the foregoing, and except for actions to be taken in connection with any of the transactions contemplated hereby, without Buyer's prior written consent, VSI shall not, and VSI shall cause Seller not to, on or after the date hereof and until the earlier of the Closing Date or the Termination Date:

                                  (i) other than dividends that would be paid to
                         the holders of the Series C Preferred Stock in the ordinary course, declare or pay any cash dividends on its outstanding shares of capital stock;

                                  (ii) merge with,  consolidate  with,  sell its
                         assets to or acquire substantially all the assets or capital stock of, any other corporation or Person, or enter into any other transaction not in the ordinary and usual course of its business;

                                  (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except that it may incur indebtedness in the ordinary course of business consistent with prior practice;

                                  (iv) make any direct or  indirect  redemption,
                         purchase or other acquisition of any of its capital stock;

                                  (v)  create  or amend  any  pension  or profit
                         sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or any other benefit plan or program;

                                  (vi) amend its Certificate of Incorporation or
                         Bylaws, as amended to the date hereof, except as may be necessary to carry out this Agreement or as required by law;

                                  (vii) issue any shares of its  capital  stock,
                         effect  any  stock  split  or   otherwise   change  its
                         capitalization as it exists on the date hereof;

                                  (viii) grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

                                  (ix)  enter  into  any  agreement  or make any
                         undertaking which could be violated, or create obligations which could be accelerated, as a result of changes or developments or the absence of changes or developments in, the business, assets, earnings, operations or condition, financial or otherwise, of any other party hereto or any of its subsidiaries or affiliates; or

                                  (x) make any material  changes in any of their
                         respective management employment arrangements.

         5.5 Due Diligence; Access to Information and Customers

                                  5.5.1 General Due Diligence  Review.  From and
                         after the date hereof and throughout the period prior to the earlier of the Closing Date or the Termination Date, Buyer and its officers, employees, accountants, counsel and other authorized representatives may perform a due diligence review of VSI and Seller relating to matters other than Environmental matters. In the event that the results thereof are not reasonably satisfactory to Buyer, Buyer may terminate this Agreement as provided in Section 7.1.4 hereof.

                                  5.5.2 Environmental Due Diligence Review. From
                         and after the date hereof through the Closing Date, Buyer and its officers, employees, accountants, counsel and other authorized representatives will perform a due diligence review of VSI and Seller relating to Environmental matters associated with the Facilities, and activities of VSI and Seller (collectively, the

                         "Environmental Due Diligence Review"). Buyer shall cause a qualified independent environmental engineering and consulting firm reasonably acceptable to VSI to perform such a review. Buyer shall not provide a copy of any report resulting from the Environmental Due Diligence to VSI, unless VSI specifically requests otherwise. If the Environmental Due Diligence Review reveals that one or more Facilities has one or more problems relating to the Environment (including, but not limited to, Environmental Liabilities) the remedying of which is or are reasonably advisable, and the aggregate estimated cost of such remedy as quoted to Buyer is in excess of $1,000,000, then Buyer will have the right to exclude any one or more of such Facilities from the Assets so that the aggregate estimated cost of the remedying the problems at the remaining Facilities shall be as close to $1,000,000 as practicable without exceeding $1,000,000.

                                  5.5.3 Reimbursement for Environmental Due Diligence Review. If, as a result of the Environmental Due Diligence Review, Environmental Contamination is discovered that is indemnifiable as a Loss under
                         Section 4.1 hereof pursuant to Section 4.5.1 hereof, VSI shall reimburse Buyer from the Escrow Fund for the total costs of the Environmental Due Diligence Review of each property where such indemnifiable Environmental Contamination is present.

                                  5.5.4 Access. Each of VSI and Seller shall, as
                         soon as possible and in any event no later than the Delivery Date, (i) afford to Buyer and to its officers, employees, accountants, counsel and other authorized representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the Termination Date, to each of VSI's and Seller's plants, properties, equipment, personnel, books and records (including, but not limited to, audit and tax work papers and surveys, reports, studies, evaluations and the like pertaining to the Environment at the Facilities or Former Facilities (during the time of ownership or operation by VSI or Seller, or to activities of VSI or Seller); (ii) use its reasonable best efforts to cause its representatives to furnish to Buyer and to its authorized representatives such additional financial and operating data and other information as to its respective businesses and properties as Buyer or its duly authorized
                         representatives   may  from  time  to  time  reasonably
                         request; (iii) provide all authorizations reasonably necessary for Buyer to review records of any Governmental Body with jurisdiction; and (iv) afford Buyer and its representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the Termination Date, to its present and potential customers, and Buyer and its authorized representatives shall have the right to contact such customers and conduct such due diligence investigation relating to customer relations as Buyer deems reasonably necessary or appropriate. Buyer agrees to perform all due diligence under this Section 5.5 using its reasonable best efforts to minimize disruption to VSI's and Seller's business. Buyer further agrees to indemnify, defend and hold Seller harmless for all losses resulting from physical damages caused by Buyer or its agents in the course of Buyer's due diligence, and to restore the Facilities to substantially the same condition they were in prior thereto. Buyer further agrees to dispose of any wastes or materials it or its agents generated during the Environmental Due Diligence Review, and to do so in accordance with all applicable Legal Requirements.

                                  5.5.5 Monthly Financial Statements and Reports. VSI and Seller shall deliver to Buyer unaudited financial statements (including a consolidated balance sheet, consolidated statement of operations, consolidated statement of cash flows, and consolidated statement of stockholders' equity) and other operating reports for each month beginning with July 1998 and ending with the month preceding the month during which the Closing occurs. Such financial statements and operating reports shall be delivered to Buyer no later than twenty business days after the end of the month the subject thereof and shall be subject to no warranty or representation of Seller or VSI.

         5.6 Acquisition Proposals. Neither VSI nor Seller shall, directly or indirectly, through any officer, director, agent, affiliate, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of inquiries, proposals or offers from any Person, corporation, partnership or other entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Buyer (a "Third Party"), relating to any acquisition or purchase of all or a portion of the assets of, or any equity interest in, VSI or Seller; or (ii) unless the Board has determined that such Third Party has made a Superior Takeover Proposal, participate in any discussions or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. VSI and Seller shall promptly notify Buyer if any such proposal or offer, or any inquiry or contact with any Third Party with respect thereto, is made, and shall in any such notice set forth in reasonable detail the identity of the Third Party and the terms and conditions of such inquiry, proposal or offer. In the event that (a) the Closing shall fail to occur as the result of VSI or Seller violating the terms of this Section 5.6 or (b) VSI or Seller shall have determined that a Superior Takeover Proposal exists, shall have elected to accept such Superior Takeover Proposal and either the transaction contemplated thereby is consummated or VSI or Seller terminates this Agreement as a result of such election, VSI and Seller shall promptly, but in no event later than one day after the first of such events shall occur, pay Buyer an aggregate fee of $2,000,000, which amount shall be payable in same day funds, plus all Expenses. A "Superior Takeover Proposal" means any bona fide (w) tender or exchange offer;
(x) proposal for a merger to which VSI or Seller would be a party; (y) consolidation or other business combination involving VSI or Seller; or (z) any other arrangement to acquire, directly or indirectly, for consideration consisting of cash, securities or a combination thereof, all of the common stock of VSI or Seller then outstanding or all or substantially all of the assets of VSI or Seller on terms that the Board determines in its good faith reasonable judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of VSI than the transactions contemplated by this Agreement.

         5.7 Public Announcements. On or after the date hereof, and until the earlier of the Closing Date or the Termination Date, neither VSI nor Seller shall furnish any written communication (other than the Proxy Materials) to its stockholders, customers, creditors or to the public generally if the subject matter thereof relates to the transactions contemplated hereby without the prior approval of Buyer as to the content thereof; provided, however, that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or by any Governmental Body having jurisdiction over such matters.

         5.8 Notification of Certain Matters. VSI and Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to VSI and Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained herein to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and (ii) any material failure of VSI or Seller, or of Buyer, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.9 Best Efforts. Each of VSI and Seller agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, obtaining all authorizations, consents, waivers and approvals as may be required in connection with the assignment of those contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments to be assumed by Buyer pursuant hereto; provided that Seller shall not be obligated to make any payments in order to obtain any such authorizations, consents, waivers or approvals.

         5.10 Execution of Additional Documents. Each party hereto will at any time, and from time to time after the Closing Date, upon request of the other party hereto, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further action, as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Asset being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Assets sold, granted, assigned, transferred, delivered and conveyed pursuant hereto; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

         5.11 Fees and Expenses

                         5.11.1 Expense Reimbursement. If this Agreement is terminated by VSI or Seller for any reason whatsoever other than a failure of any condition set forth in Section 6.2 hereof and Buyer is not in material breach of its material covenants and agreements hereunder, then VSI or Seller shall, whether or not any payment is made pursuant to Section 5.11.2 hereof, reimburse each of Buyer and its stockholders and affiliates (not later than one day after submission of statements therefor) for all reasonable out-of-pocket expenses and fees actually incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, or reasonably and actually incurred by banks and other financial institutions and assumed by Buyer or its stockholders or affiliates in connection with the negotiation, preparation, execution and performance of this Agreement, any financing related hereto and any definitive financing agreements relating thereto (all of the foregoing being referred to herein collectively as the "Expenses").

                         5.11.2 Other Costs and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         5.12 Limitation of Liability. Notwithstanding any other provision hereof, no shareholder, officer, director, employee, agent, attorney, affiliate, servant, successor, assign or representative of either party hereto or of any affiliate thereof shall have any personal, partnership, corporate or other liability or obligation whatsoever in respect of or relating to the covenants, obligations, indemnities, representations or warranties of Buyer or VSI and Seller under or by reason hereof or in respect of any certificate or other document delivered with respect hereto.

         5.13 HSR Act Filings. Each of VSI and Seller and Buyer shall as soon as practicable after the date of this Agreement file their respective notification and report forms with the Federal Trade Commission and the United States Department of Justice as required under the HSR Act. Each of VSI and Seller and Buyer agree to use their respective good faith efforts to eliminate any concern on the part of any Governmental Body regarding the legality of the transactions contemplated under this Agreement.

         5.14 Employees. Buyer shall, effective as of Closing, offer employment to all Employees of Seller (subject to satisfaction of Buyer's standard conditions to employment) other than as otherwise reasonably determined by Buyer (but in no event shall Buyer terminate such number of former employees of Seller during such time periods as would require any action on the part of Seller under
WARN). In addition, service credit for purposes of eligibility to participate in the Buyer's 401(k) plan (and any other qualified retirement plans maintained by Buyer) shall be granted to each Employee employed by Buyer with respect to such Employee's period of employment with Seller and/or VSI. Upon Closing, Seller shall terminate its Profit Sharing 401(k) Plan ("Plan"), and as soon as may be administratively feasible thereafter shall submit to the Internal Revenue Service ("IRS") an application for a favorable determination letter concerning the Plan's continued qualification upon its termination. Pending the Plan's receipt of such letter from the IRS, Buyer shall accept Plan loan payments from the Employees hired by Buyer, for remittance to the Trustee of Seller's Plan on at least a monthly basis. Upon the Plan's receipt of such letter from the IRS, Buyer shall cause its 401(k) plan to accept direct transfer contributions on behalf of such Employees who choose to make direct transfers to Buyer's 401(k) plan, which direct transfer contributions may include, at the election of the Employee, any outstanding loan in the Employee's Plan account for which repayments are then current. VSI and Seller shall fully cooperate with Buyer and lend all assistance reasonably requested by Buyer for the purpose of facilitating Buyer's employment of and communication with Employees of Seller, including, but not limited to, allowing access to the Facilities and any Employees and payroll and other Employee records requested by Buyer.

         5.15 Dispute Resolution. Other than as provided in Section 1.9.2 hereof and notwithstanding any provision of this Agreement to the contrary, all disputes, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be resolved by agreement among the parties, or, if not so resolved within forty five (45) days following written notice of dispute given by either party hereto to the other, and if written notice is given by either of the parties as provided below and the matter is not otherwise resolved by the parties hereto, by resort to arbitration in accordance with Title 9 of the United States Code (the United States Arbitration Act) and the Commercial Arbitration Rules, as amended from time to time (the "Rules") by the American Arbitration Association and the following provisions; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. Within thirty (30) days after the giving of notice by a party to the other parties of its desire to refer the matter in dispute to arbitration, the parties agree that the matter shall be presented to a panel of three arbitrators at least one of whom shall have at least ten years of industry experience relating to the subject matter of the dispute. Such selection of arbitrators shall be made in accordance with the Rules. Any such arbitration proceeding shall be held at a location to be determined by the arbitrators. Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties to this Agreement pending arbitration. The written decisions and conclusions of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any person who is a party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration shall be borne by the party or parties against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party or parties or the other, the arbitration panel shall be authorized to apportion such costs and expenses in the manner that it deems fair and just in light of the merits of the dispute and its resolution. The arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive or consequential damages against any party. In any arbitration relating to whether Buyer has "reasonably concluded" (for purposes of Section 6.1.16) that there has been no material breach of the warranties in Section 2.24, the burden of establishing reasonableness shall be on Buyer.


6. Conditions of Closing

         6.1 Buyer's Conditions to Closing. The obligation of Buyer to purchase and pay for the Assets and to assume the specified liabilities and obligations set forth herein shall be subject to and conditioned upon, at Buyer's option, the satisfaction at the Closing of each of the following conditions:

                         6.1.1  The   holders   of  shares  of  the  issued  and
                outstanding capital stock of VSI and Seller shall have duly adopted and approved this Agreement and all transactions contemplated hereby in accordance with the requirements of Delaware law and Ohio law, respectively, and the Articles or Certificate of Incorporation and Bylaws, as amended to the date of such adoption and approval, of each of VSI and Seller.

                         6.1.2 All representations and warranties of each of VSI
                and Seller contained herein shall be true and correct in all material respects at and as of the Closing Date (provided however that in respect of the warranties and representations contained in Section 2.24 hereof Section 6.1.16 shall apply) and each of VSI and Seller shall have performed all agreements and covenants in all material respects and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and Buyer shall have received a certificate of each of VSI and Seller, signed by its President and dated the Closing Date, to both such effects.

                         6.1.3 As of the Closing, there shall have been no material change since the date of the most recent Financial Statements in VSI or Seller, and neither VSI nor Seller shall have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of their respective assets, properties or business, and Buyer shall have received a certificate of each of VSI and Seller, signed by its principal financial officer and dated the Closing Date, to such effect.

                         6.1.4 Seller and VSI shall have  executed and delivered
                the Receivables Guaranty.

                         6.1.5 VSI shall have  delivered to Buyer a  Certificate
                of the Secretary of State (or other authorized public official) of VSI's and Seller's respective jurisdiction of incorporation (and each other jurisdiction listed in Schedule 2.5 hereof) certifying as of a date reasonably close to the Closing Date that each of VSI and Seller has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic or foreign corporation, as the case may be.

                           6.1.6   Seller  and  VSI  shall  have   executed  and
                delivered the Escrow Agreement.

                           6.1.7  The  Escrow  Agent  shall  have   acknowledged
                  receipt of the Escrow Fund and accepted the same subject to the terms and conditions of the Escrow Agreement.

                           6.1.8 Buyer shall have  received from Arnall Golden &
                  Gregory, LLP, counsel for VSI and Seller, an opinion, dated the Closing Date, in the form attached hereto as Exhibit "D".

                           6.1.9 Each of VSI and Seller shall have  obtained all
                  authorizations, consents, waivers and approvals as may be required in connection with the assignment of those contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments to be assigned to Buyer pursuant hereto.

                           6.1.10   Seller  and  VSI  shall  have  executed  and
                  delivered  the  Bill  of  Sale,   Assignment   and  Assumption
                  Agreement.

                           6.1.11 Each of Seller and VSI shall have delivered to
                  Buyer a certificate, dated the Closing Date, of each of VSI's and Seller's corporate Secretary certifying:

                                    (i)   Resolutions   of  the   Board,   VSI's
                           stockholders, Seller's board of directors and Seller's sole stockholder approving and adopting this Agreement and all transactions contemplated hereby and authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                                    (ii)   The   incumbency   of  its   officers
                           executing this Agreement and all agreements and documents contemplated hereby.

                           6.1.12 The approval  and all consents  from any Third
                  Party or Governmental Body required to consummate the transactions contemplated hereby shall have been obtained and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                         6.1.13 No  Proceeding  shall  have been  instituted  or
                threatened which questions the validity or legality of the transactions contemplated hereby or any governmental consent, approval or authorization necessary for the consummation of the transactions of the transactions contemplated by this Agreement.

                         6.1.14 As of the  Closing,  there shall be no effective
                injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

                         6.1.15 Buyer shall have received from each of LOR, Inc., Rollins Investment Fund and Rollins Holding Company, Inc., an executed agreement whereby each of them, on their own behalf and on behalf of their respective affiliates, agrees to be bound by certain restrictive covenants substantially similar to those imposed on Seller and VSI pursuant to Section 5.2 of this Agreement; provided, however, that no such provision shall prohibit an investment in any publicly-traded entity that does not require the filing of a Schedule 13D nor Schedule 13G under the Exchange Act.

                         6.1.16 Buyer shall have reasonably concluded, following
                the Environmental Due Diligence Review, that there are no material breaches in the warranties in Section 2.24; provided, however, that such conclusion shall not preclude the remedies of Buyer provided for herein. For purposes of this Section 6.1.16 only, "material breaches" shall be defined as those matters, which in the opinion of the environmental consultant retained as provided in Section 5.5.2, are reasonably likely to cost in the aggregate in excess of $1,000,000 to remedy (excluding the cost of addressing any environmental issues on Facilities that Buyer elects to exclude from the purchase pursuant to Section 5.5.2). If Buyer's consultant so concludes, then Buyer shall promptly so inform VSI of the consultant's opinion. At such time, VSI may ask Buyer for the information and data upon which Buyer's consultant bases his or her opinion. If VSI does not agree that it is reasonably likely to cost in excess of $1,000,000 to remedy the environmental problems, then VSI shall promptly inform Buyer of its belief. If the parties cannot resolve this issue within fifteen days after VSI so informs Buyer, then the matter shall be submitted to arbitration in accordance with
                Section 5.15 and the Closing shall be delayed pending the resolution of such arbitration. If the transaction closes, then VSI's and Seller's obligation to perform any Environmental Remediation shall be governed by the provisions and standards set forth in Section 4.5

         6.2 Seller's and VSI's conditions to Closing. The obligation of Seller and VSI to sell, grant, convey, assign, transfer and deliver the Assets shall be subject to and conditioned upon, at VSI's option, the satisfaction at the Closing of each of the following conditions:

                         6.2.1  The   holders   of  shares  of  the  issued  and
                outstanding capital stock of VSI shall have duly adopted and approved this Agreement and all transactions contemplated hereby in accordance with the requirements of Delaware law and the Certificate of Incorporation and Bylaws, as amended to the date of such adoption, of VSI.

                         6.2.2 All representations and warranties of Buyer contained herein shall be true and correct at and as of the Closing Date in all material respects and Buyer shall have performed all agreements and covenants in all material respects and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and VSI and Seller shall have received a certificate of Buyer, signed by its Chief Executive Officer and dated the Closing Date, to both such effects.

                         6.2.3 Buyer shall have effected payment of the Purchase
                Price (less the Escrow Fund) in accordance with the prior written instructions of Seller.

                         6.2.4 Buyer shall have executed and delivered the Escrow Agreement.

                         6.2.5 Buyer shall have  effected  payment of the Escrow
                Fund.

                         6.2.6 The Escrow Agent shall have acknowledged  receipt
                of the Escrow Fund and accepted the same subject to the terms and conditions of the Escrow Agreement.

                         6.2.7 Buyer shall have  executed and delivered the Bill
                of Sale, Assignment and Assumption Agreement.

                         6.2.8 Buyer shall have delivered to Seller and VSI a certificate, dated the Closing Date, of Buyer's corporate Secretary certifying:

                                  (i) Resolutions of its board of directors adopting and approving this Agreement and all transactions contemplated hereby and authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                                 (ii) The incumbency of its officers  executing
                         this   Agreement  and  all   agreements  and  documents
                         contemplated hereby.

                         6.2.9 VSI and Seller  shall have  received  from Haynes
                and Boone, LLP, counsel for Buyer, an opinion, dated the Closing Date, in the form attached hereto as Exhibit "E".

                         6.2.10 The  approval  and all  consents  from any Third
                Party or Governmental Body required to consummate the transactions contemplated hereby shall have been obtained and the waiting period and any statutory extension thereof applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                         6.2.11 No  Proceeding  shall  have been  instituted  or
                threatened which questions the validity or legality of the transactions contemplated hereby or any governmental consent, approval or authorization necessary for the consummation of the transactions of the transactions contemplated by this Agreement

                         6.2.12 As of the  Closing,  there shall be no effective
                injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on VSI or Seller.

                         6.2.13 VSI, Seller and all guarantors of any bank indebtedness of VSI or Seller shall have received a written release therefrom in form and substance satisfactory to VSI, Seller and such guarantors.

7.      Termination and Abandonment

         7.1 Reasons for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time after the date hereof but not later than the Closing:

                         7.1.1 by the mutual consent of VSI, Seller and Buyer;

                         7.1.2 by Buyer at any time after  January 8, 1999,  if,
                by that date, the conditions set forth in Section 6.1 hereof shall not have been fulfilled or waived;

                         7.1.3 by VSI and  Seller at any time  after  January 8,
                1999, if, by that date, the conditions set forth in Section 6.2 hereof shall not have been fulfilled or waived;

                         7.1.4 by Buyer  at any time  prior to the  later of (i)
                the fifteenth business day after the Delivery Date and (ii) the fifteenth business day after such later date as Buyer actually receives the Preliminary Schedules required by Section 1.7 hereof, if the general due diligence investigation of VSI and Seller by Buyer pursuant to Section 5.5.1 hereof, or any Schedule hereto or any other document delivered to Buyer as contemplated hereby, shall have revealed any facts or circumstances which, in the reasonable judgment of Buyer and regardless of the cause thereof, reflect in a material way on VSI or Seller;

                         7.1.5 by Buyer at any time if there has been a material
                change in VSI or Seller after the date hereof;

                         7.1.6 by Buyer or by VSI and Seller at any time if there has been a material breach of any representation or warranty made by the other party herein or in any certificate or other document delivered pursuant hereto or if there has been any failure by the other party to perform in all material respects all obligations or to comply with all covenants on its part to be performed hereunder; or

                         7.1.7 by Buyer or by Seller and VSI if there shall have
                been any statute, rule or regulation enacted or promulgated or deemed applicable to the transactions contemplated hereby by any Governmental Body that, in the reasonable judgment of Buyer or of VSI and Seller, as the case may be, might (i) result in a significant delay in the ability of the parties to consummate the transactions contemplated hereby; (ii) render the parties unable to consummate the transactions contemplated hereby; (iii) make such consummation illegal; or (iv) otherwise materially adversely affect VSI or Seller.

                         7.1.8 by Buyer if VSI and Seller  shall fail to deliver
                one or more of the Preliminary Schedules to this Agreement in accordance with Section 1.7 hereof or if one or more of the Preliminary Schedules, as delivered, differs materially from the information concerning VSI and Seller provided by VSI or Seller to Buyer prior to the execution of this Agreement.

         7.2 Proceeds Upon and Effect of Termination. In the event of any termination and abandonment pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated hereby shall thereupon be terminated and abandoned, without further action by Buyer or by VSI and Seller (except for the provisions of Sections 5.6, 5.11 and 5.12 hereof), and there shall be no liability on the part of either VSI, Seller or Buyer or their respective officers, directors or stockholders, except for the provisions of Sections 5.6, 5.11 and 5.12 hereof or except for the material breach of any representation, warranty or covenant contained herein that is within the reasonable control of the party in breach.

8.      Miscellaneous

         8.1 Notices. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered or delivered by telecopy with electronic confirmation, when actually received by the party to whom sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

                If to Buyer:

                HydroChem Industrial Services, Inc.
                5956 Sherry Lane, Suite 930
                Dallas, Texas 75225
                Attention: Chief Executive Officer
                Facsimile No.: (214) 361-4715

                with a copy to:

                Haynes and Boone, LLP
                600 Congress Avenue, Suite 1600
                Austin, Texas 78701
                Attention: Dennis R. Cassell
                Facsimile No.: (512) 867-8470

                If to Seller or VSI:

                Valley Systems, Inc.
                11580 Lafayette Drive, NW
                Canal Fulton, Ohio 44614
                Attention: Chief Executive Officer
                Facsimile #:  (330) 854-3444
                         with a copy to:

                Arnall Golden & Gregory, LLP
                2800 One Atlantic Center
                1201 West Peachtree Street
                Atlanta, Georgia 30309
                Attention: Jonathan Golden
                Facsimile #: (404) 873-8701

               (or to such other address as any party shall specify by written notice so given).

         8.2 Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained herein to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person (other than the parties hereto, the Buyer Indemnitees (but only with respect to Section 4 hereof), or their respective successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.3 Entire Agreement. This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. Except as specifically included or referred to herein, this Agreement and the Exhibits, Schedules and other documents contemplated hereby supersede all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement, and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect (except as specifically included or referred to herein). The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision hereof shall be binding upon any party unless made in writing and signed by all parties.

         8.4 Governing Law. THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION, BUT EXCLUDING THE PROVISIONS OF SECTION 5.2 HEREOF AND THE PROVISIONS HEREOF RELATING TO THE CORPORATE GOVERNANCE OF SELLER), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE PROVISIONS OF SECTION 5.2 HEREOF SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE PROVISIONS HEREOF RELATING TO THE CORPORATE GOVERNANCE OF SELLER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.

         8.5 Survival. All of the terms, conditions, covenants, agreements, warranties and representations contained herein shall survive, in accordance with their terms, the execution hereof, the Closing hereunder and the Closing Date.

         8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party hereto execute the same counterpart, so long as identical counterparts are executed by all parties.

         8.7 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         8.8 Waivers. VSI and Seller may, by written notice to the Buyer, (i) extend the time for the performance of any of the obligations or other actions of Buyer hereunder; (ii) waive any inaccuracies in the representations or warranties of Buyer contained herein or in any document delivered pursuant hereto; (iii) waive compliance with any of the conditions or covenants of Buyer contained herein; or (iv) waive performance of any of the obligations of Buyer hereunder. Buyer may, by written notice to VSI and Seller, (i) extend the time for the performance of any of the obligations or other actions of each of VSI and Seller hereunder; (ii) waive any inaccuracies in the representations or warranties of each of VSI and Seller contained herein or in any document delivered pursuant hereto; (iii) waive compliance with any of the conditions or covenants of each of VSI and Seller contained herein; or (iv) waive performance of any of the obligations of each of VSI and Seller hereunder. Except as provided in the preceding two sentences, no action taken pursuant hereto, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.9 Incorporation of Exhibits and Schedules. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         8.10 Severability. If for any reason whatsoever, any one or more of the provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid.
Furthermore, in lieu of each illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.

         8.11 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, that Buyer's or its successors' or assigns' rights hereunder may be assigned or otherwise transferred, in whole or in part, without any other party's consent (i) to any successor by merger or consolidation or (ii) to any individual, partnership, corporation or other entity deriving title from Buyer or its successors or assigns to all or substantially all of the assets as constituted on the date of any such transfer, provided that no such assignment shall effect a release of Buyer or its successors or assigns from any liabilities or obligations hereunder.

         8.12 Drafting. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.

         8.13 References. The use of the words "hereof," "herein," "hereunder," "herewith," "hereto," "hereby," and words of similar import shall refer to this entire Amended and Restated Asset Purchase Agreement, and not to any particular article, section, subsection, clause, or paragraph hereof, unless the context clearly indicates otherwise.

         8.14 Calendar Days, Weeks and Months. Unless otherwise specified herein, any reference to "day", "week", or "month" herein shall mean a calendar day, week or month.

         8.15 Gender; Plural and Singular. Where the context hereof so requires, the masculine gender shall include the feminine or neuter, and the singular shall include the plural and the plural the singular.

         8.16 Cumulative Rights. All rights and remedies specified herein are cumulative and are in addition to, not in limitation of, any rights or remedies the parties may have at law or in equity, and all such rights and remedies may be exercised singularly or concurrently.

         8.17 No Implied Covenants. Each party, against the other, waives and relinquishes any right to assert, either as a claim or as a defense, that the other party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.

         8.18 Attorneys' Fees. The prevailing party in any dispute between the parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorney's fees and costs whether suit be filed or not, including without limitation costs and attorneys' fees related to or arising out of any trial or appellate proceedings.

         8.19 Indirect Action. Where any provision hereof refers to action to be taken by any Person or party, or which such Person or party is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person or party.

                                   * * * * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                          SELLER:

                          VALLEY SYSTEMS OF OHIO, INC.



                          By:_________________________________________
                             Ed Strickland
                             President and Chief Executive Officer
                             Chief Executive Officer



                          VSI:

                          VALLEY SYSTEMS, INC.



                          By:__________________________________________
                             Ed Strickland
                             President and Chief Executive Officer
                             Chief Executive Officer




                         BUYER:

                         HYDROCHEM INDUSTRIAL SERVICES, INC.


                         By:_________________________________________
                            B. Tom Carter, Jr.
                            Chairman of the Board and
                            Chief Executive Officer

                                   APPENDIX B


                                ESCROW AGREEMENT

        This Escrow Agreement, dated as of ____________, 1999 (the "Closing Date"), among HydroChem Industrial Services, Inc., a Delaware corporation ("Buyer"), Valley Systems, Inc., a Delaware corporation, and Valley Systems of Ohio, Inc., an Ohio corporation (collectively, "Seller"), and Bank One Texas, N.A., a national banking association, as escrow agent ("Escrow Agent").

        This is the Escrow Agreement referred to in the Amended and Restated Asset Purchase Agreement, dated as of September 8, 1998, by and among Buyer and Seller (the "Purchase Agreement"). Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

        The parties, intending to be legally bound, hereby agree as follows:

1.      ESTABLISHMENT OF ESCROW

                (a) Buyer is depositing with Escrow Agent the amount of $4,000,000 in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under
        Section 5(j) hereof, or losses on investments, the "Escrow Fund"). Escrow Agent acknowledges receipt thereof.

                (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.      INVESTMENT OF FUNDS

        Except as Buyer and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury Bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in demand deposits with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.      CLAIMS

                (a) From time to time on or before the third anniversary of the date of this Agreement, Buyer may give notice (a "Notice") to Seller and Escrow Agent specifying in reasonable detail the nature and dollar amount of any Claim it may have under the terms of the Purchase Agreement; Buyer may make more than one claim with respect to any underlying state of facts. If Seller gives notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within ten (10) business days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(b) hereof. If no Counter Notice is received by Escrow Agent within such ten business day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Agreement and the Purchase Agreement and, at the end of such ten business day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

                (b) If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with
        (i) joint written instructions of Buyer and Seller or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order without further question.

4.      RELEASE OF ESCROW

                (a)(i) Provided no dispute or disputes in excess of an aggregate of $3,000,000 (or $2,000,000, if that part of the Escrow Fund subject to Section 4(b) below has been released to Seller), less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations, exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the first anniversary of the Closing Date, then $1,000,000, less the amount of any payments in satisfaction of Seller's indemnification and guaranty obligations, will be released to Seller on the first business day following such first anniversary of the Closing Date. To the extent such a dispute or disputes do exist as to a Claim or Claims on the first anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims (or if the amount of said Claims cannot be quantified, then Buyer's reasonable, good faith estimate of the amount of the Claims) will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved and the balance of the partial release will be paid to Seller.

                (ii) Provided no dispute or disputes in excess of an aggregate of $2,000,000 (or $1,000,000, if that part of the Escrow Fund subject to Section 4(b) below has been released to Seller), less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations, exist as to any Claim or Claims by any Buyer

        Indemnitee against all or a portion of the Escrow Fund on the second anniversary of the Closing Date, then an additional $1,000,000, less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations, will be released to Seller on the first business day following such second anniversary of the Closing Date. To the extent such a dispute or disputes do exist as to a Claim or Claims on the second anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims (or if the precise amount of said Claims cannot be quantified, then Buyer's reasonable, good faith estimate of the amount of the Claims) will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved and the balance of the partial release will be paid to Seller.

                (iii) Provided no dispute or disputes exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the third anniversary of the Closing Date, then the remainder of the Escrow Fund will be released to Seller on the first business day following such third anniversary of the Closing Date and the Escrow Agreement shall thereupon terminate. To the extent a dispute or disputes do exist as to a Claim or Claims on the third anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims (or if the amount of said Claims cannot be quantified, then Buyer's reasonable, good faith estimate of the amount of the Claims) will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved and the balance of the partial release will be paid to Seller.

                (b) Upon delivery to Buyer of Seller's certificate pursuant to the terms of Section 5.3.6 of the Purchase Agreement certifying that the Environmental Remediation has been completed, an amount equal to $1,000,000, less the sum of (i) the aggregate cost of such Environmental Remediation (including the Estimated Additional Remediation Cost) and
        (ii) the aggregate amount of other Losses of all other Buyer Indemnitees subject to indemnification pursuant to Section 4.1 of the Purchase Agreement in excess of $3,000,000, shall forthwith be released to Seller out of the Escrow Fund. In the event that such Environmental Remediation was not completed at the first anniversary of the Closing Date, Seller shall deliver to Buyer a certificate of completion thereof upon such completion containing a statement of the aggregate cost of the Environmental Remediation effected following such first anniversary, and Buyer shall immediately release to Seller out of the Escrow Fund the amount, if any, which would have been released to Seller under Section
        5.3.6 of the Purchase Agreement following such first anniversary had such actual cost, rather than the Estimated Additional Remediation Cost, been used in such calculation.

5.      DUTIES OF ESCROW AGENT

                (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor to the Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

                (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

                (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

                (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5(e) and Section 5(b) hereof shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

                (f) Escrow Agent makes no representation as to the validity, value, genuineness, or the collectability of any security or other document or instrument held by or delivered to it.

                (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                (h) Escrow Agent (and any successor to the Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor escrow agent (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor
        Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

                (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

                (j) Buyer and Seller shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $_________ at the time of execution of this Agreement and $_____________ annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be evenly split by Buyer and Seller.

                (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

                (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.      LIMITED RESPONSIBILITY

        This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.      OWNERSHIP FOR TAX PURPOSES

        Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Escrow Fund, and that Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.      NOTICES

        All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

        Seller:

        Valley Systems, Inc.
        Valley Systems of Ohio, Inc.
        11580 Lafayette Drive, NW
        Canal Fulton, Ohio 44614
        Attention: Chief Executive Officer
        Facsimile No.: (330) 854-3444
        with a copy to:

        Arnall Golden & Gregory, LLP
        2800 One Atlantic Center
        1201 West Peachtree Street
        Atlanta, Georgia 30309
        Attention: Jonathan Golden
        Facsimile No.: (404) 873-8701

        Buyer:

        HydroChem Industrial Services, Inc.
        5956 Sherry Lane
        Suite 930
        Dallas, Texas 75225
        Attention: Chief Executive Officer
        Facsimile No.: (214) 361-4715

        with a copy to:

        Haynes and Boone, LLP
        600 Congress Avenue
        Suite 1600
        Austin, Texas 78701
        Attention: Dennis R. Cassell
        Facsimile No.:  (512) 867-8470


        Escrow Agent:

        Bank One Texas, N.A.
        Attention:
        Facsimile No.:

        with a copy to:

        Attention:
        Facsimile No.:

9.      JURISDICTION; SERVICE OF PROCESS

        Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.     COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.     SECTION HEADINGS

        The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.     WAIVER

        The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.     EXCLUSIVE AGREEMENT AND MODIFICATION

        This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Seller and the Escrow Agent.

14.     GOVERNING LAW

        This Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

                                   * * * * * *

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


HYDROCHEM INDUSTRIAL                   VALLEY SYSTEMS, INC.
SERVICES, INC.


By:______________________________      By:______________________________________
   B. Tom Carter, Jr.                     Ed Strickland
   Chairman of the Board and              President and Chief Executive Officer
   Chief Executive Officer


BANK ONE TEXAS, N.A.                   VALLEY SYSTEMS OF OHIO, INC.


By:______________________________      By:______________________________________
                                          Ed Strickland
Name:____________________________         President and Chief Executive Officer
Officer:_________________________
Title:___________________________

768281v3
                                   APPENDIX C
                       PLAN OF LIQUIDATION AND DISSOLUTION
                             OF VALLEY SYSTEMS, INC.


         WHEREAS, the Board of Directors (the "Board") of Valley Systems, Inc. (the "Company"), a Delaware corporation, has deemed it advisable that the Company be dissolved and has approved and determined that this Plan of Liquidation and Dissolution of Valley Systems, Inc. (this "Plan") is advisable and in the best interests of the stockholders of the Company; and

         WHEREAS, the Board has directed that this Plan be submitted to the holders of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and Series C Preferred Stock for their approval, which stockholder approval has been obtained by written consent rather than at a meeting of stockholders of the Company, in accordance with the requirements of the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation, and the Board has authorized the filing with the Securities and Exchange Commission (the "SEC") and the distribution to stockholders of an information statement (the "Information Statement") in connection with the sale of substantially all of the assets of the Company and of its wholly-owned subsidiary, Valley Systems of Ohio, Inc., an Ohio corporation ("VSO"), to HydroChem Industrial Services, Inc., a Delaware corporation ("HydroChem"), and the assumption by HydroChem of the Company's and VSO's bank debt and certain other liabilities (the "Sale") pursuant to that certain Second Amended and Restated Asset Purchase Agreement (the "Agreement") dated as of September 8, 1998 and that certain Escrow Agreement dated as of September 8, 1998 (the "Escrow Agreement"); and

         WHEREAS, upon the closing of the Sale pursuant to the Agreement and the release of all funds held pursuant to the Escrow Agreement, the Company shall voluntarily dissolve in accordance with the DGCL upon the terms and conditions set forth below;

         WHEREAS, all capitalized terms used herein that are defined in the Agreement have the meaning assigned to such terms therein;

         NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Liquidation and Dissolution of Valley Systems, Inc. in accordance with the DGCL, as follows:

         Section 1.         Effective Date of Plan.

         The effective date of this Plan (the "Effective Date") shall be the first business day following the Closing Date. After the Effective Date, the Company shall begin the process of liquidating the Company in accordance with the terms and conditions of this Plan; provided, however that the Company shall not be dissolved until the first business day following the third anniversary of the Closing Date; provided, further, however, that if on the third anniversary of the Closing Date, any pending disputes exist affecting the disbursement of any amounts held pursuant to the Escrow Agreement, the dissolution shall be postponed until such disputes have been fully resolved.

         Section 2.         Cessation of Business Activities.

         After the Effective Date, the Company shall not engage in any business activities except for the purposes of (i) prosecuting or defending lawsuits by or against the Company, (ii) enabling the Company to gradually settle and close its business, dispose of and convey its property, discharge liabilities and wind up its business affairs, (iii) complying with applicable laws, (iv) performing pursuant to the Escrow Agreement, and (v) distributing its remaining assets, if any, in accordance with this Plan. The Board of Directors of the Company and, at their pleasure, the officers, shall continue in office solely for these purposes and as otherwise provided in this Plan.

         Section 3.         Liquidation of Assets.

         Substantially all of the Company's assets and the assets of VSO shall be sold in accordance with the terms of the Agreement. After the Effective Date, the Company shall cause the liquidation of its remaining assets to cash form as soon as is practicable consistent with the terms of this Plan, upon such terms and conditions as the Board deems expedient and in the best interests of the Company and its stockholders, without any further vote or action by the Company's stockholders.

         Section 4.         Payment of Debts.

         Prior to making any distribution to the holders of the Company's Common Stock, the Company shall pay or make reasonable provision for the payment of all known or ascertainable liabilities of the Company, including all amounts estimated by the Board to be necessary, appropriate or desirable, in its absolute discretion, for the payment of estimated expenses, taxes and contingent liabilities (including expenses of dissolution, liquidation and termination of the Company's existence). Further, the Company shall make such provision, as determined by the Board, as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen, but that, based on facts known to the Company, are likely to arise or to become known to the Company prior to the expiration of applicable statutes of limitation.

     On the Effective Date, the Company shall establish a contingency reserve (the "Contingency Reserve") containing approximately $3.8 million in cash to account for unknown events, claims, contingencies, expenses incurred and the liquidation and dissolution provided for in this Plan. Following the Effective Date, if and to the extent deemed necessary or appropriate by the Board, the Company may set aside in the Contingency Reserve additional amounts of cash or property. Following the payment, satisfaction or other resolution of all such events, claims, contingencies and expenses, any amounts remaining in the Contingency Reserve shall be distributed in accordance with this Plan.

     Section 5. Series C Preferred Stock Liquidation Preference; Redemption of Stock Options and Retention Bonus

     In addition, prior to making any distribution to the holders of the Common Stock, the Company shall, to the extent that sufficient funds are available, (i) repurchase from Rollins Holding Company, Inc., a Delaware corporation ("Rollins"), all of the 55,000 shares of the Company's Series C Preferred Stock at par value ($100 per share) currently held by Rollins (the "Preferred Stock") plus any accrued, unpaid dividends on such shares (collectively, the "Repurchase Amount"), (ii) redeem all stock options still outstanding under the Company's 1991 Stock Option Plan (the "1991 Plan") or outside the 1991 Plan as of the Effective Date for an amount equal, with respect to each option, to the product obtained by taking $2.50 (which amount the Board has determined to be the fair market value of one outstanding share of Common Stock) minus the exercise price of each option and multiplying it by the number of common shares that, at the Effective Date, are covered by any portion of such stock options which has not previously been exercised or become void under the terms of the stock option agreements under which such options were granted to the option holder (regardless of whether such common shares are vested or nonvested under the terms of the 1991 Plan and/or such stock option agreement at the Effective
Date); provided, however, that no such offer shall be made to holders of options with an exercise price greater than or equal to $3.00 per share, and (iii) pay a retention bonus to certain employees and directors, to be determined in the Board's discretion, who remain as employees or directors of the Company through the Effective Date an aggregate amount of approximately $190,000. In the event that the Company lacks sufficient funds to pay the Repurchase Amount, it shall distribute to Rollins all of its remaining property and assets on account of the Preferred Stock until the liquidation preference on such shares ($100 per share) is satisfied and any accrued, unpaid dividends on such shares are paid.

         Section 6.         Distributions to Common Stockholders.

         Following the payment or the provision for the payment of the Company's claims and obligations as provided in Section 4, and the payment in full of the Repurchase Amount, redemption of the stock options under the 1991 Plan or outside such plan and the payment of the retention bonus as provided in Section 5, the Company shall distribute to the holders of the Common Stock all of its remaining property and assets, if any (the "Liquidation Distribution") other than amounts held pursuant to the Escrow Agreement. The Liquidation Distribution may be made in one or a series of distributions and is intended to be made in cash, in such manner and at such time or times as the Board, in its absolute discretion, may determine.

         Prior to the Effective Date, the Company and HydroChem will enter into the Escrow Agreement, pursuant to which HydroChem will, at the Effective Date, deposit $4 million into an escrow account. As escrowed funds, if any, are released to the Company pursuant to the Escrow Agreement, they will be utilized to pay any additional expenses and the remainder will be distributed to the common stockholders as provided in this Plan.

         Section 7.         Certificate of Dissolution.

         At such time as the Board has determined that all necessary requirements for dissolution have been satisfied under Delaware law and this Plan, the appropriate officers of the Company shall execute and cause to be filed with the Secretary of the State of Delaware, and elsewhere as may be required or deemed appropriate, such documents as may be required to effectuate the dissolution of the Company, including a Certificate of Dissolution conforming to the requirements of Section 275 of the DGCL (the "Certificate of Dissolution"). From and after the date such documents are accepted by the Secretary of the State of Delaware, the Company will be deemed to be completely dissolved, but will continue to exist under Delaware law for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up the Company's business affairs. The members of the Board in office at the time the Certificate of Dissolution is accepted for filing by the Secretary of the State of Delaware shall be deemed to be trustees of the remaining assets of the Company for the purposes of liquidation and shall have all powers provided to them under the DGCL and other applicable law.

         Section 8.         Powers of Board and Officers.

         The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the IRC and the DGCL and any rules and regulations of the SEC or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

         The death, resignation, or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining director(s), or, if there are none, to the extent permitted by law the surviving or remaining officer(s), shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in this Plan.

         Section 9.         Cancellation of Stock.

         The distributions to the Company's stockholders pursuant to this Plan, if any, shall be in complete redemption and cancellation of all of the outstanding Common and Preferred Stock, as applicable. As a condition to the disbursement of the Liquidation Distribution under this Plan, the Board may require stockholders to surrender their certificates evidencing stock to the Company or its agent for cancellation. If a stockholder's certificate for shares of Common or Preferred Stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Company satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Company.

         Section 10.        Record Date and Restrictions on Transfer of Shares.

         Upon the filing and acceptance of the Company's Certificate of Dissolution by the Secretary of the State of Delaware, the Company shall close its stock transfer books and discontinue recording transfers of the Company's Common Stock at the close of business on the date the Certificate of Dissolution is accepted (the "Record Date"), and thereafter certificates representing the Common Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stockholdings at the close of business on the Record Date, and, after the Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Record Date except as may be necessary to reflect subsequent transfers recorded on the books of the Company as a result of any assignments by will, intestate succession or operation of law.

         Section 11.       Missing Stockholders.

         If any Liquidation Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered a certificate evidencing the Common Stock as may be required hereunder, or for any other reason, then the distribution to which such stockholder is entitled shall (unless transferred to the trust established pursuant to Section 12 hereof) be transferred to and deposited with the appropriate state official authorized by the laws of the State of Delaware to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall escheat to the State of Delaware or be treated as abandoned property in accordance with the laws of the State of Delaware. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

         Section 12.       Liquidating Trust.

         If advisable for any reason to complete the liquidation and distribution of the Company's assets to its stockholders, the Board may at anytime transfer to a liquidating trust (the "Trust") the remaining assets of the Company. The Trust thereupon shall succeed to all of the then remaining assets of the Company, including all amounts in the Contingency Reserve, and any remaining liabilities and obligations of the Company. The sole purpose of the Trust shall be to prosecute and defend suits by or against the Company, to settle and close the business of the Company, to dispose of and convey the assets of the Company, to satisfy the remaining liabilities and obligations of the Company and to distribute the remaining assets of the Company to its stockholders. Any distributions made from the Trust shall be made in accordance with the provisions of this Plan. The Board may appoint one or more individuals or corporate persons to act as trustee or trustees of the Trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board determines. Approval of this Plan by the stockholders also will constitute the approval by the stockholders of any appointment of the trustees and of the liquidating trust agreement between the Company and such trustees.

         Section 13.  Compensation.

         The Company may pay to the Company's directors and agents, or any of them, compensation for services rendered in connection with the implementation of this Plan. Further, if deemed advisable by the Board, the Company may pay a "wind-down" consultant reasonable compensation for services rendered in connection with the liquidation and dissolution of the Company. Approval of this Plan by the stockholders of the Company shall constitute the approval of the stockholders of the payment of any such compensation referred to in this Section 13.

         Section 14.  Indemnification.

         The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation, by-laws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may be satisfied out of the Contingency Reserve or out of assets transferred to the Trust, if any. The Board and the trustees of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Company's indemnification obligations.

         Section 15.  Costs.

         The Company is authorized, empowered and directed to pay all legal, accounting, printing and other fees, costs and expenses for services rendered to the Company in connection with the preparation, adoption and implementation of this Plan, including, without limitation, any such fees and expenses incurred in connection with the preparation of filings with the SEC.